Exhibit 10.7


CONFIDENTIAL: THIS DOCUMENT IS PROVIDED FOR SETTLEMENT PURPOSES ONLY AND IS SUBJECT TO THE PROTECTIONS OF FEDERAL RULE OF EVIDENCE 408 AND ALL SIMILAR PROVISIONS AND SUPPORTING AUTHORITIES.



                              SETTLEMENT AGREEMENT


         THIS SETTLEMENT AGREEMENT (this "Agreement") is made as of this first day of August, 2001, by and among (a) OMEGA HEALTHCARE INVESTORS, INC., a Maryland corporation ("Omega"), (b) PROFESSIONAL HEALTH CARE MANAGEMENT, INC., a Michigan corporation ("PHCM"), (c) each of the Michigan subsidiaries of PHCM listed on the signature page hereto (the "Michigan Subsidiaries"), (d) LIVING CENTERS - PHCM, INC., a North Carolina corporation ("LC-PHCM"), (e) GRANCARE, INC., a Delaware corporation formerly known as New GranCare, Inc. ("GranCare"), and (f) MARINER POST-ACUTE NETWORK, INC., a Delaware corporation formerly known as Paragon Health Network, Inc. ("Mariner," and, together with PHCM, the Michigan Subsidiaries, LC-PHCM and GranCare, and New PHCM (after its formation), collectively, the "Mariner Entities").

                              W I T N E S S E T H:

         WHEREAS, PHCM is the owner of nine (9) skilled nursing facilities located in the State of Michigan and identified more particularly in Part I of Schedule A hereto attached and incorporated herein by reference (the "Michigan Facilities"), and leases each Michigan Facility to the Michigan Subsidiary indicated opposite the name of such Michigan Facility in Part I of Schedule A under separate facility leases (as amended, collectively, the "Michigan Facility Leases"); and

         WHEREAS, Omega and PHCM are parties to that certain Michigan Loan Agreement dated as of June 7, 1992 (as heretofore amended, the "Omega Loan Agreement"), pursuant to which Omega made a loan to PHCM in the original principal amount of $58,800,000 (the "Omega Loan"); and

         WHEREAS, the Omega Loan is evidenced by that certain Mortgage Note dated August 14, 1992 (as heretofore amended, the "Omega Note"), issued by PHCM and payable to the order of Omega in the original principal amount of $58,800,000; and

         WHEREAS, the Omega Loan is secured by that certain Mortgage, Security Agreement, Assignment of Rents and Leases, and Fixture Filing dated as of August 14, 1992 (as heretofore amended, the "Omega Mortgage"), executed by PHCM in favor of Omega and encumbering, among other things, the Michigan Facilities; and

         WHEREAS, the Omega Loan is further secured by that certain Security Agreement dated as of August 14, 1992 (as heretofore amended, the "PHCM Security Agreement"), executed by PHCM in favor of Omega; by that certain Letter of Credit Pledge Agreement dated as of August 14, 1992 (as heretofore amended, the "Deposit Agreement"), between Omega and PHCM; by that certain Cash Collateral Escrow Agreement dated as of August 14, 1992 (the "Escrow Agreement") by and among Omega, PHCM and LaSalle National Trust, N.A., as escrow agent; by that certain Assignment of Leases dated as of August 14, 1992 (as heretofore amended, the "Assignment of Leases") given by PHCM to Omega; and by that certain Supplementary Letter of Credit and Cash Collateral Escrow Agreement dated as of March __, 1996 (as heretofore amended, the "Supplementary Collateral Agreement") by and among Omega, PHCM and GranCare; and

         WHEREAS, each of the Michigan Subsidiaries has heretofore guaranteed the obligations of PHCM in connection with the Omega Loan pursuant to that certain Omega-PHCM Subsidiary Guaranty dated as of February 12, 1997 (as heretofore amended, the "Subsidiary Guaranty"), and the obligations of the Michigan Subsidiaries under the Subsidiary Guaranty are secured by that certain Omega-PHCM Subsidiary Security Agreement dated as of February 12, 1997 (as heretofore amended, the "Subsidiary Security Agreement"), executed by each of the Michigan Subsidiaries in favor of Omega; and

         WHEREAS, LC-PHCM is the owner of the three (3) North Carolina skilled nursing facilities more particularly identified in Part II of Schedule A (the "North Carolina Facilities", and together with the Michigan Facilities, the "Facilities" and individually, a "Facility") and has leased the North Carolina Facilities to PHCM, which operates the North Carolina Facilities under facility leases between LC-PHCM, as lessor, and PHCM, as lessee (collectively, the "North Carolina Facility Leases", and together with the Michigan Facility Leases, the "Facility Leases"); and

         WHEREAS, LC-PHCM has joined in the Subsidiary Guaranty and has secured its obligations under the Subsidiary Guaranty by granting a mortgage on the North Carolina Facilities to Omega pursuant to that certain Fee Simple Deed of Trust, Security Agreement, and Fixture Filing dated as of July 31, 1998 (as heretofore amended, the "LC-PHCM Mortgage") from LC-PHCM in favor of David J. Witheft, Esq., as Trustee for the benefit of Omega, and has entered into that certain Security Agreement dated as of July 31, 1998 (as heretofore amended, the "LC-PHCM Security Agreement") from LC-PHCM in favor of Omega; and

         WHEREAS, the Omega Loan is also secured by that certain Leasehold Interest Deed of Trust, Security Agreement, and Fixture Filing dated as of July 31, 1998 (as heretofore amended, the "NC Leasehold Mortgage") from PHCM in favor of David J. Witheft, Esq., as Trustee for the benefit of Omega, conveying security title to PHCM's leasehold interest in the North Carolina Facilities; and

         WHEREAS, the Omega Loan Agreement, the Omega Note, the Omega Mortgage, the PHCM Security Agreement, the Deposit Agreement, the Escrow Agreement, the Assignment of Leases, the Supplementary Collateral Agreement, the Subsidiary Guaranty, the Subsidiary Security Agreement, the LC-PHCM Mortgage, the LC-PHCM Security Agreement, the NC Leasehold Mortgage and all UCC financing statements filed in connection with the security interests securing the Omega Loan, are hereinafter collectively referred to as the "Omega Loan Documents"; and

         WHEREAS, the Mariner Entities have filed voluntary petitions under chapter 11 of the United States Bankruptcy Code, 11 U.S.C. ss.ss.101 et seq., as amended (the "Bankruptcy Code"), on January 18, 2000 (the "Petition Date"), before the United States Bankruptcy Court for the District of Delaware (the "Court"), bearing the case numbers set forth on Schedule B hereto attached and incorporated herein by this reference (collectively, the "Cases"), which Cases are currently pending and are being jointly administered; and

         WHEREAS, with the consent of Omega and the approval of the Bankruptcy Court, PHCM and the Ciena Facility Subsidiaries have previously sold the Ciena Facilities to Midtown Real Estate Company LLC, an affiliate of Ciena Healthcare Management, Inc, (the "Ciena Buyer") free and clear of the lien and interest of Omega under the Omega Loan Documents (the "Ciena Transaction"), in exchange for, among other things, the Ciena Purchase Money Financing Documents; and

         WHEREAS, with the approval of the Bankruptcy Court, effective as of February 1, 2001, PHCM assigned, transferred and set over to Omega an undivided fifty percent (50%) interest in the Ciena Purchase Money Financing Documents in exchange for a $4,500,000 credit against the outstanding Omega Loan Obligations; and

         WHEREAS, no payments have been made on or with respect to the Omega Loan and applied to such obligations since the Petition Date, except by virtue of the credit received by PHCM in connection with the Ciena Transaction; and

         WHEREAS, various disputes have arisen and continue exist between Omega and the Mariner Entities with respect to the Omega Loan, Omega's ability to foreclose on the Facilities and related matters; and

         WHEREAS, Omega and the Mariner Entities wish to resolve their remaining disputes and, in connection therewith, to modify and restructure the obligations of the Mariner Entities to Omega under the Omega Loan Documents; and

         WHEREAS, Omega is willing to consent to the modification and restructuring of the Omega Loan and to release the Mariner Entities from any liability in connection with the Omega Loan, other than liabilities set forth in the Settlement Documents, all subject to, and upon, the terms and conditions set forth herein and therein.

         NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

1.1. The following capitalized terms shall have the meanings set forth below:

         "Agreement" shall mean this Settlement Agreement, including all Schedules and Exhibits thereto, as it and they may be amended from time to time as herein provided.

         "Amended Facility Leases" shall mean Amended and Restated Facility Leases in substantially the form of Exhibit W attached hereto and incorporated herein by this reference, between, in the case of the Michigan Facilities, PHCM, as lessor, and the respective Subsidiary Lessees, as lessees, and in the case of the North Carolina Facilities, LC-PHCM, as lessor, and PHCM, as lessee.

         "Amended Omega Note Balance" shall mean $59,688,449.83, less any prepayments prior to Closing from insurance proceeds or condemnation awards.

         "Base Management Fee" means, for any period, an amount equal to five percent (5%) of Gross Revenues during such period, which shall be the agreed upon base management fee payable to Manager for the operation of the Facilities.

         "Business Day" shall mean any day other than a Saturday, Sunday, or any other day on which banking institutions in the State of Georgia are authorized by law or executive action to close.

         "Catch-Up Date" shall mean the first day following the Closing on which
(1) all Past Due Interest and any accrued interest thereon shall have been paid in full, (2) all principal of and accrued interest on the Maintenance Obligation Note shall have been paid in full, (3) Deferred Omega Note Interest and interest thereon shall have been paid in full, and (4) all outstanding principal and interest on any Deferred Amendment Fee Note shall have been paid in full. If, after giving effect to the application of all Available Closing Cash paid by PHCM to Omega at Closing, all Post-December 31, 1999 Interest and all principal of, and accrued interest on, the Maintenance Obligation Note shall have been paid in full, the Closing Date shall be deemed to be the Catch-Up Date.

         "Ciena Facilities" shall mean the four (4) skilled nursing facilities located in the State of Michigan and identified more particularly in Part III of Schedule A hereto.

         "Ciena Loan Year" shall mean, so long as the Ciena Note is outstanding, each twelve (12)-month period commencing February 1 and ending January 31 (or for any Ciena Loan Year in which the Ciena Note ceases to be outstanding, ending as of the date the Ciena Note ceased to be outstanding). The first Ciena Loan Year commenced on February 1, 2001.

         "Ciena Note" shall mean the $9,000,000 Promissory Note dated February 1, 2001, executed by the Ciena Buyer in favor of PHCM which is part of the Ciena Purchase Money Financing Documents.

         "Ciena Purchase Agreement" shall mean that certain Asset Purchase Agreement dated as of December 22, 2000, by and among PHCM, the Ciena Subsidiaries and the Ciena Buyer, pursuant to which PHCM sold the Ciena Facilities to the Ciena Buyer on or about February 1, 2001.

         "Ciena Purchase Money Financing Documents" shall mean all documents evidencing, guaranteeing and securing the $9,000,000 purchase money financing for the Ciena Transaction, including, but not limited to all promissory notes, guaranties, mortgages, security agreements, pledge agreements, and UCC financing statements.

         "Ciena Restructuring Agreement" shall mean that certain Ancillary Restructuring Agreement dated as of December 22, 2000, by and among Omega, PHCM, the Michigan Subsidiaries party thereto, LC-PHCM, GranCare and Mariner, as amended from time to time.

         "Ciena Subsidiaries" shall mean the subsidiaries of PHCM formerly operating the Ciena Facilities identified in Part III of Schedule A hereto.

         "Contracts" shall mean, with respect to any Facility, each instrument, contract and agreement to which the Mariner Operator of such Facility is a party that directly benefits, relates to or affects (i) such Facility, or (ii) the operation of or the provision of services in conjunction with such Facility.

         "Deferred Amendment Fee Note" shall mean a promissory note, in substantially the form of Exhibit A attached hereto, or in such other form as may be acceptable to Omega and PHCM, delivered by PHCM to Omega pursuant to
Article 9 hereof, as the same may be amended from time to time.

         "Event of Default" shall have the meaning given to it in the Amended Omega Loan Agreement.

         "Escrow Agent" shall mean the Title Company, its successors and assigns, as escrow agent under the Restructuring Escrow Agreement.

         "Escrow Bill of Sale" shall mean, (i) with respect to each Michigan Facility, a limited bill of sale executed by PHCM, and a separate limited bill of sale executed by the Operator of the Facility, and (ii) with respect to the North Carolina Facilities, a limited bill of sale executed by a LC-PHCM, and a separate limited bill of sale executed by PHCM, in each case to be delivered to the Escrow Agent at Closing and to be held and delivered in accordance with the terms of the Escrow Agreement, pursuant to Article 10 hereof, together with any replacement bills of sale executed by New PHCM and delivered to the Escrow Agent pursuant to Section 15.2 hereof. Each Escrow Bill of Sale shall be in favor of a nominee of Omega to be designated by Omega prior to the Closing.

         "Escrow Deed" shall mean, with respect to each Facility, a limited warranty deed in lieu of foreclosure executed by PHCM, in the case of the Michigan Facilities, and by LC-PHCM, in the case of the North Carolina Facilities, to be delivered to the Escrow Agent at Closing and to be held and delivered in accordance with the terms of the Escrow Agreement, pursuant to
Article 10 hereof, together with any replacement deeds executed by New PHCM and delivered to the Escrow Agent pursuant to Section 15.1. Each Escrow Deed shall be in favor of a nominee of Omega to be designated by Omega prior to the Closing.

         "Escrow Documents" shall mean, with respect to each Facility, the Escrow Bill of Sale, the Escrow Deed and the Escrow Lease Termination Agreement.

         "Escrow Lease Termination Agreement" shall mean a lease termination agreement with respect to each of the Amended Facility Leases.

         "Final Audit Report" shall mean the final audit reports issued to PHCM by the applicable Governmental Authorities of the States of Michigan and North Carolina, respectively, for the Facilities (including the Ciena Facilities, for this purpose) located in those States, with respect to Medicaid cost reports for the years 1998 and 1999.

         "Governmental Authority" shall mean all agencies, authorities, bodies, boards, commissions, courts, instrumentalities, legislatures and offices of any nature whatsoever, of any government unit or political subdivision, whether federal, state, county, district, municipal, city or otherwise, and whether now or hereafter in existence.

         "GranCare Keep-Well Obligation" shall mean the obligation of GranCare, as set forth in that certain Second Amendment to Michigan Loan Agreement dated as of February 12, 1997, by and among Omega, PHCM, GranCare and the Michigan Subsidiaries, to provide additional capital to PHCM to the extent necessary to enable PHCM to remain in compliance with the minimum tangible net worth test contained in the Omega Loan Agreement.

         "Gross Revenues" means all revenues received or receivable from or by reason of the operation of the Facilities, or any other use of the Facilities, including without limitation (but without duplication) all patient revenues received or receivable for the use of or otherwise by reason of all rooms, beds, and other facilities provided, meals served, services performed, space or facilities subleased or goods sold at the Facilities and, except as provided below, any consideration received for any sublease, license or other arrangement with an unrelated third party in possession, or using, any portion of the Facilities. Gross Revenues shall not, however, include:

                  (A) revenue from professional fees or charges by physicians when and to the extent such charges are paid over to such physicians or are accompanied by separate charges for use of a Facility or any portion thereof;

                  (B) non-operating revenues such as interest income or income from the sale of assets not sold in the ordinary course of business;

                  (C) contractual allowances and reasonable reserves for billings not paid by or received from the appropriate governmental agencies, third party providers or other payors;

                  (D) all proper patient billing credits and adjustments according to generally accepted accounting principles relating to health care accounting, and

                  (E) federal, state or local sales or excise taxes and any tax based upon or measured by said revenues which is added to or made a part of the amount billed to the patient or other recipient of such services or goods, whether included in the billing or stated separately.

         Without limiting the foregoing, Gross Revenues include all revenues received or receivable by the Michigan Subsidiaries from their use of the Facilities and by PHCM from its use of the North Carolina Facilities, including any rent or equivalent payment paid by any sublessee or licensee and received or receivable by the Michigan Subsidiaries or PHCM (as the case may be) from such sublessee or licensee (including, but not limited to, rent or any equivalent payment for a sublease of space for the placement or erection of antennae or similar device).

         "Interest Rate" shall mean eleven and 57/100ths percent (11.57%) per annum.

         "Investor" shall mean any Person or Persons, other than GranCare or any other wholly owned subsidiary of Mariner to which GranCare may assign its equity interest in PHCM or New PHCM, as the case may be, who are unrelated to either Omega or any of the Mariner Entities, and who own capital stock in PHCM or, if the Merger occurs, who have a membership interest in New PHCM.

         "Investor Guaranty" shall mean a guaranty agreement substantially in the form of the Amended and Restated LC-PHCM Guaranty, to be executed and delivered by the Investor upon consummation of the Majority Equity Sale, pursuant to Section 15.1 hereof.

         "LC-PHCM Stock Transfer" shall mean the transfer of the issued and outstanding capital stock of LC-PHCM to PHCM (and any intermediate transfers thereof determined to be necessary or advisable by MPAN and its advisors), in connection with the Majority Equity Sale, as a result of which LC-PHCM would become a wholly owned subsidiary of PHCM.

         "Liquidity Deposit" shall mean the liquidity deposit required under the Omega Loan Documents and any liquidity deposit which may, under certain circumstances, be required under the Amended Loan Documents.

         "Liquidity Deposit Installments" shall mean the installments, each in the amount of $525,000, required to be paid by PHCM to Omega in the seventh
(7th), thirteenth (13th) and nineteenth (19th) months after Closing, pursuant to the Amended Omega Loan Agreement.

         "Maintenance Obligation Note" shall mean the promissory note of PHCM dated February 1, 2001, in the principal amount of Seven Hundred Thousand Dollars ($700,000), given in exchange for the assumption by Omega of the deferred maintenance obligations of PHCM and the Ciena Facility Subsidiaries with respect to the Ciena Facilities, as such promissory note may be amended, extended, renewed, restated or replaced from time to time.

         "Majority Equity Sale" shall mean the sale by GranCare (or any affiliate of GranCare to which GranCare may have assigned its equity interest in PHCM or New PHCM, as the case may be) to one or more Investors, in the aggregate, of a majority equity interest in PHCM or, if the Merger shall have occurred, in New PHCM.

         "Manager" shall mean Mariner or any wholly owned subsidiary of Mariner identified as "Manager" under the Mariner Management Agreements.

         "Mariner Entity Released Obligations" shall mean (a) the GranCare Keep-Well Obligation and (b) any and all other obligations and liabilities of, and claims against, the Mariner Entities heretofore, now or hereafter arising or existing under or in connection with the Omega Loan Documents or the Omega Loan other than those obligations arising under the Settlement Documents, whether known or unknown, contingent or fixed, liquidated or unliquidated, matured or unmatured, asserted or unasserted, however arising.

         "Mariner Entities Release" shall mean a release of the Mariner Entities to be executed and delivered by Omega at the Closing, in the form of Exhibit B hereto attached and incorporated herein by this reference.

         "Mariner Management Agreement" shall mean the management agreement by and among PHCM, LC-PHCM, the Michigan Subsidiaries and Manager in substantially the form of Exhibit T attached hereto, relating to the Facilities, as the same may be amended, extended, renewed, restated or replaced from time to time.

         "Mariner Operator" shall mean, with respect to any Facility, the Mariner Entity that operates such Facility and holds the Permits for such Facility as of the Closing.

         "Medicaid Overpayment Claims" shall mean all claims for overpayment under the Medicaid programs for the States of Michigan and North Carolina asserted in the Final Audit Report by any Governmental Authority of either State against PHCM or the Michigan Subsidiaries, less any amount thereof which has been waived or forgiven by the applicable Governmental Authority or repaid by PHCM or the Michigan Subsidiaries.

         "Merger" shall mean the merger of PHCM with and into New PHCM pursuant to the Merger Agreement, with New PHCM as the survivor.

         "Merger Agreement" shall mean any agreement and plan of merger between PHCM and New PHCM, pursuant to which PHCM may merge with and into New PHCM, with New PHCM being the surviving entity, as such agreement may be amended, extended or restated from time to time.

         "Net Fair Market Value" shall mean, with respect to any Facility, the Escrowed Documents for which shall have been delivered to Omega or its designee pursuant to the Escrow Agreement and Article X hereof, the greater of (a) the value of such Facility as a going concern (based on a then current market multiple of the average EBITDA of such Facility for the previous three years), and (b) the liquidation value of such Facility, in either case as determined by appraisal prepared for Omega by an appraiser or valuation firm not affiliated with Omega and who or which has significant experience in appraising skilled nursing facilities in the United States, and in either case reduced by (i) amounts secured by Liens (other than Liens in favor of Omega) on such Facility and (ii) out-of-pocket costs reasonably incurred by Omega in transitioning such Facility to a new operator (excluding management fees, operating losses, capital expenditures and the like).

         "New PHCM" shall mean a single-purpose limited liability company to be formed by GranCare under the laws of the State of Delaware and into which PHCM shall be merged on the effective date of the Merger, if the Merger is consummated.

         "Omega Loan Obligations" shall mean the obligations of the Mariner Entities to Omega under the Omega Loan Documents.

         "Omega Released Obligations" shall mean any and all obligations and liabilities of, and claims against, Omega heretofore, now or hereafter arising or existing, under or in connection with the Omega Loan Documents, other than those obligations arising under the Settlement Documents, whether known or unknown, contingent or fixed, liquidated or unliquidated, matured or unmatured, asserted or unasserted, however and whenever arising.

         "Omega Release" shall mean a release of Omega to be executed and delivered by the Mariner Entities at the Closing, in the form of Exhibit C hereto attached and incorporated herein by this reference.

         "Operators" shall mean PHCM, LC-PHCM (so long as it owns any of the North Carolina Facilities) and the Michigan Subsidiaries.

         "Permits" shall mean, with respect to any Facility, all licenses, approvals, certificates of need, determinations of need, franchises, accreditations, certificates, certifications, consents, permits and other authorizations benefiting, relating to or affecting the operation of such Facility or the operation of programs or provision of services in conjunction with such Facility, issued by or entered into with any Governmental Authority, Third Party Payor or accreditation body (including, without limitation, the Provider Agreements), and all renewals, replacements and substitutions therefor.

         "Permitted Encumbrances" shall mean, with respect to any Facility, all Permitted Personal Property Encumbrances and all Permitted Real Property Encumbrances for such Facility.

         "Permitted Personal Property Encumbrances" shall mean, with respect to any personal property present at or used in connection with the operation of any Facility, the liens and security interests created under the Omega Loan Documents, and any other liens, security interests or encumbrances affecting such personal property that are permitted under the Omega Loan Documents, including, without limitation, the Amended Facility Leases (but specifically excluding, without limitation, any security interests and liens arising by, through or under any Mariner Entity which secures the debtor-in-possession financing that has been approved by order of the Court).

         "Permitted Real Property Encumbrances" shall mean, with respect to any Facility, those liens and encumbrances affecting such real property and improvements (i) existing at the time the Omega Mortgage (in the case of the Michigan Facilities) or the LC-PHCM Mortgage (in the case of the North Carolina Facilities) were executed and delivered, (ii) otherwise permitted under the Omega Loan Documents, including, without limitation, the Amended Facility Leases (but specifically excluding, without limitation, any security interests and liens arising by, through or under any Mariner Entity which secures the debtor-in-possession financing that has been approved by order of the Court),
(iii) arising from the acts or omissions of Omega, (iv) the Facility Subleases, or (v) any other matters that are otherwise acceptable to, and to which no objection is made by, Omega.

         "Person" shall mean all individuals, corporations, general and limited partnerships, limited liability companies, stock companies or associations, joint ventures, unincorporated associations, companies, trusts, banks, trust companies, land trusts, business trusts, Governmental Authorities and other entities of every kind and nature.

         "Plan Effective Date" shall mean the effective date of the Plan of Reorganization.

         "Plan of Reorganization" A plan of reorganization for the Mariner Entities in the Cases which has been confirmed pursuant to 11 U.S.C. ss.ss.1129 and 1141, the effective date of which has occurred.

         "Post-Closing Interest and Maintenance Paydowns" means, as of any date of determination, the aggregate amount of the payments made by PHCM, if any, in respect of Past Due Interest, and interest thereon, the Maintenance Obligation Note and the Deferred Omega Interest Note, in excess of the aggregate amount of the Minimum Monthly Payments made by PHCM to Omega for application to the items for which Minimum Monthly Payments are to be applied pursuant to Section 13.6 hereof.

         "Provider Agreements" shall mean, with respect to any Facility, all participation, provider and reimbursement agreements or arrangements in effect for the benefit of or relating to or affecting the operation of any Facility, or the operation of programs or provision of services therein, relating to any right of payment or other claim arising out of or in connection with such Facility's participation in any Third Party Payor Program.

         "Residual Ciena Interest" shall mean the undivided fifty percent (50%) interest in the Ciena Purchase Money Financing Documents retained by PHCM and pledged to Omega as additional security for the Omega Loan Obligations.

         "Restructuring Escrow Agreement" shall mean that certain Escrow Agreement to be dated as of the Closing Date, by and among Omega, PHCM, LC-PHCM and the Escrow Agent, in substantially the form attached hereto as Exhibit D.

         "Settlement Documents" shall mean, collectively, this Agreement, the Ciena Restructuring Agreement, and each agreement, undertaking or instrument delivered pursuant to Article 3, Article 5, Article 6 and Article 15 hereof.

         "Stay" shall mean an order of a court of competent jurisdiction staying any of the Approval Orders pending appeal.

         "Subsidiary Guarantors" shall mean the Michigan Subsidiaries and LC-PHCM, as guarantors under the Subsidiary Guaranty.

         "Subsidiary Lessees" shall mean, with respect to the Michigan Facilities, the Michigan Subsidiaries identified on Schedule A opposite the name of the corresponding Michigan Facility, and with respect to the North Carolina Facilities, PHCM.

         "Third Party Payor Programs" shall mean all third party payor programs in which any Facility participates, including, without limitation, Medicare, Medicaid, CHAMPUS, Blue Cross and/or Blue Shield, TriCare, managed care plans, other private insurance programs, workers compensation and employee assistance programs.

         "Third Party Payors" shall mean Medicare, Medicaid, CHAMPUS, Blue Cross and/or Blue Shield, TriCare, private insurers and any other Person which maintains Third Party Payor Programs.

         "Transition Agreement" shall mean an agreement substantially in the form attached hereto as Exhibit E which the Operators and Omega shall enter into at Closing and which shall govern the transition of one or more Facilities as to which Omega, its nominee or a third party acquires title either by delivery of the Escrow Documents or as the purchaser at a foreclosure sale.

         1.2. The following terms shall have the meanings set forth in the sections of this Agreement referred to below:

                  Defined Term:                               Defined In:

                  Agreement                                   Introduction
                  Amended LC-PHCM Guaranty                    Section 5.2
                  Amended LC-PHCM Security Agreement          Section 5.2
                  Amended Lease Subordination Agreement       Section 5.2
                  Amended Omega Loan Agreement                Section 5.2
                  Amended Omega Loan Documents                Section 3.2
                  Amended Omega Mortgage                      Section 5.2
                  Amended Omega Note                          Section 5.2
                  Amended PHCM Security Agreement             Section 5.2
                  Amended Subsidiary Guaranty                 Section 5.2
                  Amendment Fee                               Section 9.1
                  Annual Amendment Fee                        Section 9.1
                  Approval Motion                             Section 2.1
                  Approval Order                              Section 2.1
                  Assignment of Leases                        Recitals
                  Authorized Investor Representative          Section 15.1
                  Available Closing Cash                      Section 13.4
                  Bankruptcy Code                             Recitals
                  Cases                                       Recitals
                  Cash Collateral Order                       Section 13.7
                  Chase                                       Section 5.9
                  Ciena Buyer                                 Recitals
                  Ciena Transaction                           Recitals
                  Closing                                     Section 4.1
                  Closing Date                                Section 4.1
                  Court Recitals Delivery                     Section 5.7
                  Deposit Agreement                           Recitals
                  Escrow Account                              Section 12.2
                  Escrow Agreement                            Recitals
                  Exchange Act                                Section 16.9
                  Excess Ciena Interest Payment               Section 3.3
                  Excess Ciena Principal Payment              Section 3.3
                  Facilities                                  Recitals
                  Facility Leases                             Recitals
                  GranCare                                    Introduction
                  LC-PHCM                                     Introduction
                  LC-PHCM Security Agreement                  Recitals
                  Liquidity Deposit Agreement                 Section 5.2
                  Mariner                                     Introduction
                  Mariner Entities                            Introduction
                  Mariner Liabilities                         Section 11.2
                  Michigan Facilities                         Recitals
                  Michigan Facility Leases                    Recitals
                  Michigan Subsidiaries                       Introduction
                  Minimum Monthly Payments                    Section 13.6
                  Modified Available Closing Cash             Section 13.4
                  Monthly Amendment Fee                       Section 9.1
                  Net Condemnation Award                      Section 12.12
                  Net Income                                  Section 9.2
                  Net Proceeds                                Section 12.2
                  North Carolina Facilities                   Recitals
                  North Carolina Facility Leases              Recitals
                  North Carolina Leasehold Mortgage           Recitals
                  NYSE Requirements                           Section 14.9
                  Omega                                       Introduction
                  Omega Liabilities                           Section 11.1
                  Omega Loan                                  Recitals
                  Omega Loan Agreement                        Recitals
                  Omega Loan Amount                           Section 13.1
                  Omega Loan Documents                        Recitals
                  Omega Mortgage                              Recitals
                  Omega Note                                  Recitals
                  Operators'EBITDARM                          Section 9.2
                  Operators' Free Cash Flow                   Section 9.2
                  Partial Interest Repayment Amount           Section 12.3
                  Past Due Interest                           Section 13.5
                  PHCM Security Agreement                     Recitals
                  Petition Date                               Recitals
                  Petition Date Omega Debt                    Section 13.1
                  Post-December 31, 1999 Interest             Section 13.3
                  Subsequent Bankruptcy Case                  Section 10.11
                  Title Company                               Section 5.5

                                    ARTICLE 2

                               PROCEDURAL MATTERS

         2.1. Court Approval. Promptly following execution of this Agreement by all parties and otherwise no later than August 2, 2001 (or such later date as Omega may agree to in writing), the Mariner Entities will file a motion with the Court seeking authority to proceed with the transactions and other matters provided for in this Agreement (the "Approval Motion"), together with a proposed form of order (the "Approval Order"). The Approval Order shall satisfy the applicable requirements of Section 5.7 hereof, and shall otherwise be in a form, and include such other provisions, as Omega and the Mariner Entities may deem appropriate under the circumstances. The Mariner Entities and Omega shall exercise good faith efforts to obtain the Approval Order from the Court.

         2.2. Effectiveness. Those provisions of this Agreement which require the exercise of good faith efforts by the Parties hereto shall be effective immediately while all other provisions of this Agreement shall be effective upon entry of the Approval Orders, unless implementation is stayed by appeal.


                                    ARTICLE 3

                        TRANSACTIONS TO OCCUR AT CLOSING

         At the Closing, the parties hereto shall effect the following transactions:

         3.1. Amendment of Maintenance Obligation Note. The Maintenance Obligation Note, if not then paid in full, shall be amended to (a) acknowledge that PHCM's obligation to pay Contingent Principal (as defined therein) and interest thereon are no longer contingent, (b) provide for mandatory prepayments thereon out of the Minimum Monthly Payments to the extent provided in Section
13.6 hereof, (c) provide that, if not sooner paid, the Maintenance Obligation Note will become due and payable in full at the time the Omega Note becomes due and payable in full, whether at scheduled maturity, upon acceleration, prepayment in full or otherwise, and (d) provide that PHCM will have the right to prepay the Maintenance Obligation Note in whole or in part at any time, without penalty or premium.

         3.2. Amendment and Restatement of Omega Loan Documents. The Omega Loan Documents shall be amended and restated in substantially the forms set forth in Exhibits F through S attached hereto (collectively, the "Amended Omega Loan Documents").

         3.3. Assignment of the Residual Ciena Interest. At the Closing, PHCM shall assign, set over and transfer to Omega (without recourse of any kind), and Omega shall accept, the Residual Ciena Interest. In consideration therefor, Omega shall pay to PHCM, by official bank check representing immediately available funds, the sum of $3,500,000 multiplied by a fraction, the numerator of which is the outstanding principal amount of the Ciena Note at the close of business on the date preceding the Closing Date, and the denominator of which is $9,000,000, plus (b) 50% of the accrued and unpaid interest on the Ciena Note as of the Closing Date. At the Closing, PHCM shall represent and warrant to Omega that it owns the Residual Ciena Interest free and clear of any claims and security interests, except for the security interest in favor of Omega.

         3.4. Delivery of Mariner Entities Release. In consideration of the mutual covenants and agreements set forth herein, Omega agrees that, at the Closing, it shall execute and deliver the Mariner Entities Release to the Mariner Entities.

         3.5 Delivery of Omega Release. In consideration of the mutual covenants and agreements set forth herein, each of the Mariner Entities agrees that, at the Closing, it shall execute and deliver the Omega Release to Omega.

         3.6 Mariner Management Agreement. At the Closing, Manager, PHCM, LC-PHCM and the Michigan Subsidiaries shall execute and deliver the Mariner Management Agreement.

         3.7 Transition Agreement. At the Closing, Omega and the Operators shall execute and deliver the Transition Agreement.

         3.8 Escrow Documents. At the Closing, PHCM, LC-PHCM and the Operators shall execute and deliver the Escrow Documents to the Escrow Agent, to hold in escrow pursuant to the Escrow Agreement, and the Mariner Entities, Omega and the Escrow Agent shall execute and deliver the Escrow Agreement.


                                    ARTICLE 4

                                     CLOSING

         4.1. Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall be held at the offices of Powell, Goldstein, Frazer & Murphy LLP, 16th Floor, 191 Peachtree Street, N.E., Atlanta, Georgia 30303, or at such other location as the parties may agree upon in writing, on the first Business Day as of which all of the conditions precedent set forth in Articles 5 and 6 hereof shall have been satisfied (the "Closing Date"); provided, however, that, in the event that either (a) the Approval Order shall not have been entered by the Court within sixty (60) days following the filing of the Approval Motion with the Court, or (b) the conditions set forth in Articles 5 and 6 hereof shall not have been satisfied within ninety (90) days following the date of execution and delivery of this Agreement, then Omega or the Mariner Entities shall have the right, by notice in writing to the other, to terminate this Agreement. All Settlement Documents executed and delivered at or prior to Closing, other than (i) this Agreement (which shall be effective as provided in Section 2.2 hereof) and (ii) the Escrow Documents, shall be deemed to take effect as of 12:01 a.m. (Eastern time) on the Closing Date, notwithstanding the actual time on such date at which the transactions contemplated herein are consummated.


                                    ARTICLE 5

                     CONDITIONS PRECEDENT TO OBLIGATIONS OF
                                      OMEGA

         The obligation of Omega to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of each of the conditions set forth in this Article 5.

         5.1. Board Approval. This Agreement and each of the transactions contemplated hereby shall have been approved by the respective Boards of Directors of Omega and each of the Mariner Entities. Omega shall notify the Mariner Entities if its Board of Directors does not approve this Agreement and each of the transactions contemplated hereby before the filing of the Approval Motion.

         5.2. Documentation. All documentation evidencing or implementing the transactions contemplated by this Agreement must be in form and substance reasonably satisfactory to Omega and its counsel, such documentation to include the following:

          (i) a certificate signed by the Secretary or Assistant Secretary of each Mariner Entity, confirming the incumbency of the officers of the Mariner Entities executing the Settlement Documents to which they are a party, and to which are attached the following:

               (A) a copy of the articles of incorporation or certificate of incorporation of each Mariner Entity, as amended, and certified by the Secretary of State of the jurisdiction of incorporation as of a recent date; ; (B) a true, correct and complete copy of the current bylaws of each Mariner Entity, as amended;

               (C) a true, correct and complete copy of the resolutions adopted by the Board of Directors of each Mariner Entity, authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated herein;

               (D) a certificate of good standing for each Mariner Entity, issued as of a recent date by the Secretary of State of the jurisdiction of its incorporation; and

               (E) in the case of PHCM, a certificate of authority issued by the Secretary of State of North Carolina as of a recent date, confirming that PHCM is authorized to transact business as a foreign corporation in the State of North Carolina;

          (ii) the Amended Omega Loan Documents, executed by the appropriate Mariner Entities and New PHCM, as follows:

               (A) an amended and restated Omega Loan Agreement in substantially the form attached hereto as Exhibit F (the "Amended Omega Loan Agreement");

               (B) an amended and restated Omega Note in substantially the form attached hereto as Exhibit G (the "Amended Omega Note");

               (C)  an  amendment  to  the  Omega   Mortgage  for  each  of  the
          Facilities, in substantially the form attached hereto as Exhibit H (the Omega Mortgage, as so amended, "Amended Omega Mortgage");

               (D) an amendment to the LC-PHCM Mortgage for each of the North Carolina Facilities, in substantially the form attached hereto as
          Exhibit I (the LC-PHCM Mortgage, as so amended, "Amended LC-PHCM Mortgage");

               (E) an amendment to the NC Leasehold Mortgage for each of the North Carolina Facilities, in substantially the form attached hereto as Exhibit J (the NC Leasehold Mortgage, as so amended, "Amended NC Leasehold Mortgage");

               (F) an amendment to the Assignment of Leases for each of the Facilities, in substantially the form attached hereto as Exhibit K (the "Amended Assignment of Leases");

               (G) an amended and restated Subsidiary Guaranty in substantially the form attached hereto as Exhibit L (the "Amended Subsidiary Guaranty");

               (H) an amended and restated LC-PHCM Guaranty in substantially the form attached hereto as Exhibit M (the "Amended LC-PHCM Guaranty");

               (I) an amended and restated Subsidiary Security Agreement in substantially the form attached hereto as Exhibit N (the "Amended Subsidiary Security Agreement");

               (J)  an  amended  and  restated   PHCM   Security   Agreement  in
          substantially the form attached hereto as Exhibit O (the "Amended PHCM Security Agreement");

               (K) an amended and restated LC-PHCM Security Agreement in substantially the form attached hereto as Exhibit P (the "Amended LC-PHCM Security Agreement");

               (L) an amended and restated Lease Subordination Agreement in substantially the form attached hereto as Exhibit Q (the "Amended Lease Subordination Agreement");

               (M) an amended and restated Subordination of Management Agreement and Incentive Management Fees in substantially the form attached hereto as Exhibit R ; and

               (N) the Cross Default Cross Collateral Agreement in substantially the form attached hereto as Exhibit S .

               (O) A Liquidity Deposit Agreement in form and substance mutually acceptable to Omega and the PHCM Debtors (the "Liquidity Deposit Agreement").

          (iii) a pledge agreement executed by PHCM in favor of Omega in substantially the form attached hereto as Exhibit U, pledging the capital stock held by it in each of the Michigan Subsidiaries as security for the payment and performance of its obligations under the Amended Omega Loan Documents;

          (iv) the original stock certificates evidencing the shares of capital stock pledged pursuant to the pledge agreements referred to in paragraph
     (iii) of this Section 5.2, together with appropriate stock powers, executed in blank, for delivery to Omega;

          (v) a pledge agreement executed by GranCare in favor of Omega in substantially the form attached hereto as Exhibit V, pledging the capital stock held by it in PHCM as security for the payment and performance of PHCM's obligations under the Amended Omega Loan Documents;

          (vi) the original stock certificate evidencing the shares of capital stock pledged pursuant to the pledge agreement referred to in paragraph (v) of this Section 5.2, together with an appropriate stock power, executed in blank, for delivery to Omega;

          (vii) the Mariner Management Agreement, executed by the parties thereto;

          (viii) the Restructuring Escrow Agreement, duly executed on behalf of PHCM, LC-PHCM and the Escrow Agent;

          (ix) Escrow Documents for each of the Facilities, to be deposited into escrow and delivered under the circumstances provided in Article 10 hereof and the Escrow Agreement;

          (x) the Transition Agreement, executed by the parties thereto other than Omega;

          (xi) one or more instruments of assignment (including, but not limited to UCC assignments), executed by PHCM, assigning (without recourse) the Residual Ciena Interest to Omega, together with any additional endorsement (without recourse) of the Ciena Note to the order of Omega that is reasonably requested by Omega for the purpose of further evidencing such assignment;

          (xii) a certificate of an authorized officer of each of the Mariner Entities, confirming satisfaction of the requirements Section 5.6 hereof;

          (xiii) the Omega Release, executed by the Mariner Entities;


          (xiv) the Amended Facility Leases, executed by the Mariner Entities party thereto; and

          (xv) such other documents, instruments and agreements as Omega may reasonably request for the purpose of consummating the transactions contemplated by this Agreement.

         5.3. Lien Reports. With respect to each of the Facilities, Omega shall have received a satisfactory lien report showing that such Facility is not subject to any liens, claims or encumbrances other than the Permitted Encumbrances.

         5.4.     [RESERVED]

         5.5. Title Commitments. With respect to each of the Facilities, Omega shall have received a commitment to endorse its existing mortgagee's title insurance from Commonwealth Land Title Insurance Company or such other nationally-recognized title insurer as may be reasonably acceptable to Omega (the "Title Company"), subject to standard exceptions but to no special exceptions for any liens or encumbrances other than Permitted Encumbrances, which commitment shall have been marked to show the satisfaction of all requirements and shall be based on an updated survey of each such Facility (but only if obtained by Omega). Such title insurance shall be issued at prevailing market rates, on ALTA Owner's Policy Form B (1992), and at the sole cost and expense of Omega.

         5.6. True and Complete Representation. All representations and warranties of each of the Mariner Entities hereunder and under the Settlement Documents shall be true, complete and correct in all material respects as of the date hereof and as of the Closing.

         5.7. Approval Orders. The Court shall have entered the Approval Orders and no court of competent jurisdiction shall have entered a Stay of any or all of the Approval Orders pending appeal, or, in the event a Stay of any or all of the Approval Orders shall have been entered, then the Stay shall have been terminated. The Approval Orders as entered by the Court shall contain no modifications unacceptable to Omega, and the Approval Order shall include, without limitation, provisions substantially as follows (or as otherwise agreed in writing by Omega):

          (i) Findings determining that notice of the Approval Motion and hearing thereon have been adequate under the circumstances;

          (ii) Findings that the consideration provided to the Mariner Entities by Omega is adequate;

          (iii) Findings that proceeding with those matters provided for in the Agreement is in the best interest of the Mariner Entities and their respective creditors;

          (iv) The occurrence of a Delivery Event in accordance with the terms and conditions of Article 10 of this Agreement and the Escrow Agreement, but not otherwise, will be a legal, valid, and effective transfer of all of the remaining right, title, and interest of PHCM, LC-PHCM and their respective estates in the Facilities, and will vest in Omega or its nominee fee simple title to the Facilities, subject to all liens, encumbrances, covenants and restrictions of record, but free and clear of the Amended Facility Leases.

          (v) Upon the delivery of the Escrow Documents by the Escrow Agent to Omega or its nominee as to one, more than one, or all of the Facilities (a "Delivery"), New PHCM shall be entitled to a credit against the amount owed by it under the Amended Omega Loan Documents in an amount equal to the fair market value of the Facility or Facilities covered by the delivered Escrow Documents. A Delivery shall be in satisfaction of PHCM's obligations under the Amended Omega Loan Documents only to the extent of the fair market value of the Facilities covered by the delivered Escrow Documents: and following a Delivery, the Amended Omega Loan Documents shall continue in full force and effect and Omega shall have the right to pursue collection of the remaining balance owing to it and the enforcement of any other rights and remedies which Omega may have thereunder. In particular, and not in limitation of the foregoing, Omega's security interest in the accounts and other intangible property relating to the Facilities shall continue in full force and effect, to the extent that the Omega Loan Obligations have not then been satisfied.

          (vi) The acceptance by Omega or its nominee of the Escrow Documents as to one, more than one, or all of the Facilities will not result in the merger of title; and Omega shall continue to have the right to foreclose on any liens created or continued by the Amended Omega Loan Documents.

          (vi) Neither Omega nor its nominee by acceptance of one or more of the Escrow Documents shall be deemed to have assumed or agreed to pay any of the debts or obligations of any of the Mariner Entities.

          (vii) Omega would not have entered into this  Agreement  and would not
     have  consummated  the  transactions   contemplated  herein,   without  the
     protections and findings included within the Approval Order.

          (viii) The transactions proposed under this Agreement are fair and reasonable to the Mariner Entities. The value to be received thereunder by the Mariner Entities for the terms and remedies of this Agreement are fair and reasonable. The consideration provided to the Mariner Entities by Omega is fair and adequate.

          (ix) This Agreement is in the best interests of the Mariner Entities and their respective estates, creditors and holders of equity interests.

          (x) The Mariner Entities and their officers and directors are sophisticated commercial actors, and have been represented by counsel in negotiating this Agreement, including the provisions relating to the escrow, and the termination of the protections of the automatic stay in future cases under the Bankruptcy Code under certain circumstances.

          (xi) Creditors and other interested parties in the present case have had adequate notice and opportunity to object to this Agreement, including the provisions regarding the escrow and the termination of the automatic stay in future cases under the Bankruptcy Code under certain circumstances, and will be bound by the terms of this Agreement, and such escrow and termination provisions in subsequent bankruptcy cases in which the Mariner Entities or any of them are debtors.

          (xii) The Mariner Entities have articulated good and sufficient reasons for approving this Agreement, including without limitation, (A) the provisions regarding prospective relief from the automatic stay under certain circumstances that may be imposed in future bankruptcy cases; (B) the provisions relating to 11 U.S.C. ss. 108; and (C) the forum selection or venue provision governing any future bankruptcy cases. The Court finds that these provisions, by making the settlement possible, provide a significant benefit to the estate, and are enforceable.

          (xiii) With respect to prospective relief from the automatic stay under certain circumstances, the Court finds good cause for this aspect of the parties' bargain, for at least the following reasons. This aspect of the transaction is essential to the bargain struck between the parties, as it was in part the quid pro quo for Omega's agreement to forego seeking such relief in this proceeding and to make the other substantial concessions that Omega is making under this Agreement in this proceeding. These concessions provide significant benefit to the Mariner Entities, their estates, and their creditors.

          (xiv) The provisions granting prospective relief from the automatic stay under certain circumstances do not prevent the Mariner Entities from seeking the protection of the Bankruptcy Code, but involve only limited aspects of that protection, namely the automatic stay only as it pertains to the delivery of the Escrow Deeds out of escrow upon specified, limited conditions. If injunctive relief becomes necessary to protect the Mariner Entities in such future proceedings, the Bankruptcy Code and Rules provide an appropriate mechanism.

          (xv) Under the circumstances of this case, the Mariner Entities or their subsequent estates should not be permitted to invoke 11 U.S.C.ss.108(b) in any subsequent bankruptcy cases in which PHCM, LC-PHCM, or both, are debtors, with respect to PHCM's cure rights, rights of redemption or similar rights regarding the Facilities, in those limited circumstances where such bankruptcy cases have been filed after the occurrence of a prepetition Delivery Event. In view of the waiver by PHCM and LC-PHCM of redemption and related rights upon the occurrence of a prepetition Delivery Event prior to such subsequent bankruptcy cases, the inapplicability ofss.108(b) under such limited circumstances works no injustice to the Mariner Entities because, upon the occurrence of a future prepetition Delivery Event, they will have no right, title, or interest in the Facilities. Moreover, in the limited circumstances in which a prepetition Delivery Event has occurred and the Mariner Entities no longer have any right, title or interest in the Facilities, the application ofss.108(b) should not be permitted to delay the swift transfer of the Facilities to Omega or its designee.

          (xvi) The Court also finds that the provisions of the Agreement pertaining to the venue of any subsequent bankruptcy case for PHCM, LC-PHCM and the Michigan Subsidiaries are reasonable and enforceable. Requiring such future cases to be conducted in the Court advances the interests of judicial economy, because the Court has devoted substantial time to these cases and has familiarized itself with the issues unique to these debtors and their industry.

          (xvii) Nursing home bankruptcies present extremely complex issues affecting not only the parties before the Court, but also a particularly vulnerable class of interested parties whose interests are not necessarily presented to the Court, namely the residents and patients. Requiring future cases to be conducted in this Court will likely expedite the resolution of many issues, and also relieve some other court of the burden of familiarizing itself with the issues and parties.

          (xviii) Venue, unlike subject matter jurisdiction, may be waived by agreement or conduct, and the "venue provisions relating to bankruptcy are not more sacred." Hunt v. Bankers Trust Co., 799 F.2d 1060 (5th Cir. 1986) (upholding consent order requiring debtor to file bankruptcy case in particular district). Therefore, the provisions requiring that any future bankruptcy case involving PHCM, LC-PHCM or the Michigan Subsidiaries as debtors be filed in the Court are enforceable.

          (xix) The use of the funds in the PHCM Debtors' Account for the purposes contemplated herein is approved and, to the extent necessary, the Cash Collateral Order is modified accordingly.

          (xx) During the pendency of the Cases, any breach of the Settlement Documents by the PHCM Debtors will give rise to an administrative claim in the Cases of the PHCM Debtors (and only of the PHCM Debtors) in favor of Omega.

         5.8. Notice. Within a reasonable time following the filing with the Court of the Approval Motions, and prior to the hearing and relevant objection date, the Mariner Entities shall have served notice of the Approval Motions in a form acceptable to Omega upon those persons entitled to such notice under the terms of the notice procedures order entered by the Court on or about the Petition Date.

         5.9. Chase/Lender Approval. Omega shall have received evidence satisfactory to it that The Chase Manhattan Bank, in its capacity as administrative agent for the Mariner Entities' pre-petition senior secured lenders and as administrative agent for the Mariner Entities' debtor-in-possession lender (individually and in its capacity as agent as aforesaid, "Chase"), has approved and consented to the transactions contemplated under this Agreement and all related documents, and has agreed that Chase shall not seek to set aside the contemplated transactions or any part thereof.


                                    ARTICLE 6

                     CONDITIONS PRECEDENT TO THE OBLIGATIONS
                             OF THE MARINER ENTITIES

         The obligation of each Mariner Entity to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of each of the conditions set forth in this Article 6.

         6.1. Receipt of Certain Permits. The Mariner Entities shall have received all Permits (if any) from, and shall have given all notices to, all federal, state and local regulatory agencies necessary to enable them to carry out the intents and purposes of this Agreement.

         6.2. Documentation. All documentation evidencing or implementing the transactions contemplated by this Agreement shall be in form and substance reasonably satisfactory to the Mariner Entities and their counsel, such documentation to include the following:

          (i) a certificate signed by the Secretary or Assistant Secretary of Omega, confirming the incumbency of the officers of Omega executing the Settlement Documents to which it is a party, and to which are attached the following:

               (A) a copy of the articles of incorporation of Omega, as amended, and certified by the Secretary of State of Omega's jurisdiction of incorporation as of a recent date;

               (B) a true, correct and complete copy of the current bylaws of Omega, as amended;

               (C) a true, correct and complete copy of the resolutions adopted by the Board of Directors of Omega, authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated herein; and

               (D) a certificate of good standing for Omega, issued as of a recent date by the Secretary of State of the jurisdiction of its incorporation;

          (ii) the Amended Omega Loan Documents, executed by Omega;

          (iii) the original Omega Note, marked "replaced by renewal note" by Omega;

          (iv) the Mariner Entities Release, executed by Omega;

          (v) the Transition Agreement, executed by Omega; { and}

          (vi) a certificate of an authorized officer of Omega, confirming satisfaction of the requirements of Section 6.3 hereof; and

          (vii) such other documents, instruments and agreements as the Mariner Entities may reasonably request for the purpose of consummating the transactions contemplated by this Agreement.

         6.3. True and Complete Representations. All representations and warranties of Omega shall be true, complete and correct in all material respects as of the date hereof and as of the Closing.

         6.4. Chase/Lender Approval. The Mariner Entities shall have received evidence satisfactory to them that Chase has approved and consented to the transactions contemplated under this Agreement and all related documents, and has agreed that Chase, individually and as agent as aforesaid, shall not seek to set aside the contemplated transactions or any part thereof.

         6.5. Approval Orders. The condition set forth in Section 5.7 shall have been satisfied.


                                    ARTICLE 7

                     REPRESENTATIONS AND WARRANTIES OF OMEGA

         7.1. Reliance. Omega hereby makes the representations and warranties set forth in this Article 7 as of the date of this Agreement and as of the date of Closing. Omega expressly acknowledges and agrees that, notwithstanding any provision to the contrary in this or in any other agreement between or among the
Parties: (i) the Mariner Entities and their affiliates are relying, may rely and are and shall be justified in relying, on the following representations and warranties in entering into this Agreement and the other agreements and instruments referred to in, contemplated by, or executed in connection with this Agreement and the other Settlement Documents; and (ii) each of the following representations and warranties is made to induce the Mariner Entities to enter into and consummate the transactions contemplated by this Agreement and the other agreements referred to in or contemplated by this Agreement and the other Settlement Documents, and the Mariner Entities and their affiliates are and shall be beneficiaries of these representations and warranties.

         7.2. Organization. Omega is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. Omega has all requisite power and authority to carry on its business as such business is presently being conducted and, subject to approval of its Board of Directors, to enter into this Agreement and to consummate the transactions contemplated hereby.

         7.3. Required Consents. No material consent, approval or other authorization of, or registration, declaration or filing with, any court or Governmental Authority which has not been heretofore obtained or which will not be obtained prior to the Closing is required for the due execution, delivery or performance of this Agreement and the other Settlement Documents by Omega, for the consummation of the transactions contemplated herein or for the validity or enforceability thereof against Omega.

         7.4. Authorization; Enforceability. The execution and delivery of this Agreement and each other Settlement Document to which Omega is a party, and the performance of its obligations thereunder, have been duly authorized by all necessary corporate and stockholder action on the part of Omega. This Agreement has been duly executed by Omega and constitutes the valid and binding obligation of Omega, enforceable in accordance with its terms, except as enforceability thereof may be limited by general principles of equity.

         7.5. Brokerage. Omega has not used the services of any broker or finder in connection with the transactions contemplated by this Agreement or the Ciena Transaction, and it will indemnify and hold harmless the Mariner Entities from and against all claims, actions, causes of action, costs, expenses, including attorneys' fees, and liabilities arising in or out of, or related to any broker or finder claiming any compensation or fee by reason of an alleged agreement or understanding with Omega.

         7.6. No Actions. There are no actions, proceedings, investigations or audits pending or threatened against Omega, before or by any court, arbitrator, administrative agency or other Governmental Authority seeking to, or which are expected, in the reasonable judgment of the executive officers of Omega, to enjoin, prevent or delay the consummation of the transactions contemplated in this Agreement.

         7.7. No Violations. The execution and delivery of this Agreement, the compliance with the provisions hereof and the consummation of the transactions herein contemplated by Omega, will not result in a breach or violation of (i) any material law or governmental rule or regulation now in effect and applicable to Omega, (ii) any provision of the articles of organization or by-laws of Omega, (iii) any judgment, order or decree of any court, arbitrator, administrative agency or other Governmental Authority binding upon Omega, or
(iv) any agreement or instrument to which Omega is a party and by which it is bound or by which it or any of its properties is bound.


                                    ARTICLE 8

             REPRESENTATIONS AND WARRANTIES OF THE MARINER ENTITIES

         8.1. Reliance. Each of the Mariner Entities hereby makes the representations and warranties set forth in this Article 8 as of the date of this Agreement and as of the date of Closing. Each of the Mariner Entities expressly acknowledges and agrees that, notwithstanding any provision to the contrary in this or in any other agreement between or among the parties: (i) Omega and its affiliates are relying, may rely and are and shall be justified in relying, on the following representations and warranties in entering into this Agreement and the other agreements and instruments referred to in, contemplated by, or executed in connection with this Agreement and the other Settlement Documents; and (ii) each of the following representations and warranties is made to induce Omega to enter into and consummate the transactions contemplated by this Agreement and the other agreements referred to in or contemplated by this Agreement and the other Settlement Documents, and Omega and its affiliates are and shall be beneficiaries of these representations and warranties.

         8.2. Organization. Each of the Mariner Entities is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Subject to the entry of the Approval Orders, each of the Mariner Entities has full power, authority and legal right to execute, deliver and perform under this Agreement, to enter into the Settlement Documents to which they are a party and to take all other actions necessary to carry out the intents and purposes of this Agreement.

         8.3. Authorization; Enforceability. The execution and delivery by the Mariner Entities of this Agreement and each other Settlement Document to which they are a party and which is to be delivered at or prior to Closing, and the performance of their respective obligations thereunder, have been duly authorized by all necessary corporate and stockholder action on the part of the Mariner Entities. This Agreement has been duly executed by each Mariner Entity and, subject to the entry of the Approval Orders, constitutes the valid and binding obligation of each Mariner Entity, enforceable in accordance with its terms, except as enforceability thereof may be limited by general principles of equity.

         8.4. Required Consents. No material consent, approval or other authorization of, or registration, declaration or filing with, any court or Governmental Authority which has not been heretofore obtained or which will not be obtained prior to the Closing is required for the due execution, delivery or performance of this Agreement and the other Settlement Documents, the transactions contemplated herein or for the validity or enforceability thereof against any of the Mariner Entities, except for any such consent, approval, authorization, registration, declaration or filing required in connection with the LC-PHCM Stock Transfer, the Merger and the Majority Equity Sale, which are not required to be obtained until the Plan Effective Date.

         8.5. No Violations. The execution and delivery of this Agreement, the compliance with the provisions hereof and the consummation at Closing of the transactions herein contemplated by each of the Mariner Entities, will not result in a breach or violation of (i) any material law or governmental rule or regulation now in effect and applicable to any of the Mariner Entities, (ii) any provision of the articles of organization, certificate of incorporation, or by-laws of any of the Mariner Entities, (iii) subject to the satisfaction of the conditions described in Sections 5.7, 5.9 and 6.5 hereof, any judgment, order or decree of any court, arbitrator, administrative agency or other Governmental Authority binding upon any of the Mariner Entities, or (iv) subject to the satisfaction of the conditions described in Sections 5.9 and 6.5 hereof, any agreement or instrument to which any of the Mariner Entities is a party and by which it is bound as a debtor in possession.

         8.6. Non-Foreign Status. No Mariner Entity is a "foreign person" within the meaning of Section 1445(f) of the Internal Revenue Code.

         8.7. No Litigation. Except for the Cases, there is no suit, claim, action, or legal, administrative, arbitration or other proceeding or governmental investigation or audit pending, or to the best knowledge of each Mariner Entity, threatened by or against any Mariner Entity, or any of the Facilities, seeking to enjoin, prevent or delay the consummation of the transactions contemplated by this Agreement.

         8.8. Brokerage. Each of the Mariner Entities represents that it has not used the services of any broker or finder in connection with the transactions contemplated by this Agreement and each of the Mariner Entities will indemnify and hold harmless Omega from and against all claims, actions, causes of action, costs, expenses, including attorneys' fees, and liabilities arising in or out of, or related to any broker or finder claiming any compensation or fee by reason of an alleged agreement or understanding with any of the Mariner Entities.

         8.9. Payment of Taxes and Other Charges. All outstanding taxes, water, sewer and other utility bills that would, if unpaid, become a lien on the Facilities have been paid or will be paid at the time of Closing.


                                    ARTICLE 9

                                  AMENDMENT FEE

         9.1 Amendment Fee. In consideration for Omega's agreeing to extend the maturity of the Omega Loan, to lower the interest rate from pre-petition levels, to waive claims with respect to, among other things, default interest, late fees, and the reimbursement of costs and expenses, to accept the Residual Ciena Interest on the terms and conditions set forth herein, and to modify certain other provisions of the Omega loan documents, PHCM agrees to pay to Omega, in arrears, an amendment fee (the "Amendment Fee") consisting of the Annual Amendment Fee (as hereinafter defined) and the Monthly Amendment Fee (as hereinafter defined), as follows. PHCM agrees to pay to Omega, (a) on the first day of the eighth (8th) calendar month after Closing, and (b) thereafter on or before the 90th day after the end of each of its fiscal years during the term of the Omega Loan, an annual amendment fee (the "Annual Amendment Fee") for each fiscal year ending after the Closing Date (or partial year with respect to the fiscal year in which the Omega Loan is paid in full), in an amount equal to twenty-five percent (25%) of Operators' Free Cash Flow for such fiscal year or period; provided, however, that until the Catch-Up Date, and until all Liquidity Deposit Installments required to have been made prior to such time pursuant to the Liquidity Deposit Agreement and the Amended Omega Loan Agreement have been paid, PHCM shall pay any Amendment Fee with respect to the first fiscal year for which an Amendment Fee would otherwise be due and payable, by executing and delivering the Deferred Amendment Fee Note to Omega, and with respect to any subsequent fiscal year for which an Amendment Fee would otherwise be due and payable, by executing and delivering to Omega an amendment to the Deferred Amendment Fee Note. In addition, PHCM agrees to pay to Omega, on the first day of each month after Closing, unless and until the Majority Equity Sale shall have been consummated, an amount equal to 50% of the "return on equity" portion of the Medicaid reimbursement for the North Carolina Facilities received by PHCM, if any, during the second preceding calendar month (the "Monthly Amendment Fee"). The Amendment Fee obligations shall be secured by the same security that secures the Amended Omega Note.

         9.2      Amendment Fee Definitions.

          (i) The term "Operators' Free Cash Flow" shall mean, for any period, Operators' EBITDARM for such period, plus any Liquidity Deposits and Additional Liquidity Deposits refunded to PHCM during such period, less, without duplication, the following expenditures incurred by the Operators relating to the operation of the Facilities: (a) interest (including, without limitation, payments in the nature of interest) added to the Operators' Net Income in computing Operators' EBITDARM; (b) the Base Management Fee, to the extent that the Base Management Fee has been added back in the calculation of Operators' EBITDARM pursuant to clause (b)(6) of the definition of that term hereinbelow; (c) all capital expenditures (subject to a maximum amount of $600 per bed for the Facilities); (d) income taxes (or, if greater, income tax actually paid during the period);
     (e) all pre-petition real property taxes, critical vendor payments and other expenses relating to the Facilities actually paid by or for the account of the Operators after the Petition Date; (f) all expenses incurred and payments made by the Mariner Entities in closing the sale of the Ciena Facilities (whether paid prior to, at or after Closing), including, without limitation, closing costs, and amounts paid to Ciena to cover accrued and unpaid wages and fringe benefits; and (g) any portion of the Operators' Free Cash Flow used to fund the Liquidity Deposit Installments and, if applicable, any Additional Liquidity Deposits, required under the Amended Omega Loan Documents. Payments of principal and interest on the Maintenance Obligation Note are not related to the operation of the Facilities and therefore shall not be deducted in determining Operators' Free Cash Flow. Post-December 31, 1999 Interest and Past Due Interest (without duplication) shall be added back to Operators' Net Income in computing Operators' EBITDARM only for the fiscal years ending September 30, 2001 and September 30, 2002, and therefore shall be deducted in determining Operators' Free Cash Flow only for those fiscal years. Interest on Past Due Interest shall be deducted in determining Operators' Free Cash Flow for the applicable periods during which it is deducted in computing Net Income.

          (ii) The term "Operators' EBITDARM" shall mean, for any period, the sum of (a) Net Income of the Operators for the applicable period plus (b) the amounts deducted in computing the Operators' Net Income for the period for (1) depreciation, (2) amortization, (3) interest expense (including, without limitation, interest on the Amended Omega Note, the Maintenance Obligation Note and Past Due Interest, payments in the nature of interest under capitalized leases and interest on any purchase money financing), (4) any rent or other amount paid to LC-PHCM and deducted from Net Income for any fiscal period ending prior to consummation of the LC-PHCM Stock Transfer, (5) income taxes (or, if greater, income tax actually paid during the period) and (6) the Base Management Fee, to the extent deducted in the calculation of Net Income, all of the foregoing (a) through (b)(6) to be determined on a consolidated basis for the Operators (and notwithstanding the Majority Equity Sale). For purposes of computing Operator's EBITDARM, Post-December 31, 1999 Interest and Past Due Interest (without duplication) shall be added back for the fiscal years ending September 30, 2001 and September 30, 2002 (whichever is the year in which such amounts are actually paid). Interest on Past Due Interest shall be added back for the applicable periods during which it is deducted in computing Net Income.

          (iii) The term "Net Income" means, for any period, the net income (or loss) of the Operators arising solely from the operation of the Facilities for such period, determined on a consolidated basis in accordance with GAAP, provided, however, that Net Income shall not include:

               (A) any after-tax gains or losses attributable to returned surplus assets of any pension-benefit plan;

               (B) any extraordinary gains or losses or nonrecurring gains or losses;

               (C) any gains or losses realized upon the sale or other disposition of property which is not sold or otherwise disposed of in the ordinary course of business;

               (D) any gains or losses realized upon the sale or other disposition of any capital stock of any Person;

               (E) any gains or losses from the disposal of a discontinued business;

               (F) amounts included in computing such net income (or loss) in respect of the write-up or write-down of any asset or the write-down of any debt at less than face value after the date on which such asset or debt was first properly included on such Operator's balance sheet; or

               (G) any non-cash income or loss resulting from "fresh-start accounting" upon the confirmation and effective date of a Plan of Reorganization.

          For purposes of computing Net Income, Post-December 31, 1999 Interest and Past Due Interest (without duplication) shall be a deduction for the fiscal years ending September 30, 2001 and September 30, 2002. Interest on Past Due Interest shall be deducted in the fiscal year during which it accrues. Net Income shall not include any capital contributions made to PHCM by the shareholders thereof, or to New PHCM by the members thereof.

          (iv) The term "Operators" as used in this Section 9.2 shall be deemed to include the operators of the Ciena Facilities and the term "Facilities" shall be deemed to include the Ciena Facilities.

         9.3 The Deferred Amendment Fee Note. If a Deferred Amendment Fee Note is executed and delivered as provided in Section 9.1, the following shall be applicable: (i) the Deferred Amendment Fee Note shall be in the form of Exhibit A attached hereto; (ii) the outstanding principal amount of the Deferred Amendment Fee Note, and any accrued and unpaid interest thereon, will bear interest at the Interest Rate; (iii) repayment of the Deferred Amendment Fee Note shall be guaranteed by each of the Operators and secured by all collateral securing the Amended Omega Note, (iv) the Deferred Amendment Fee Note shall be due and payable in full on the date the Amended Omega Note becomes due and payable in full, whether on maturity, acceleration or otherwise, (v)the Deferred Amendment Fee Note shall be prepaid from Minimum Monthly Payments to the extent provided in Section 13.6 hereof, and (vi) the Deferred Amendment Fee Note may be prepaid, in whole or in part, at PHCM's option, without premium or penalty.


                                   ARTICLE 10

              SPECIAL POST-DEFAULT REMEDIES; SPECIAL PROVISIONS IN
                                 APPROVAL ORDER

         10.1 Intent of Special Remedies. The parties intend to provide Omega with rights and remedies similar to those that Omega would have enjoyed as lessor with respect to the Facilities if the Facilities were owned by Omega and subject to a master lease, rather than owned by PHCM and LC-PHCM and subject to a mortgage in favor of Omega.

         10.2 Escrow Deeds. At Closing, PHCM and LC-PHCM, as applicable, will deliver the Escrow Documents in escrow to the Escrow Agent. As provided in the Escrow Agreement, the Escrow Documents will either be delivered to Omega only following the occurrence of a Delivery Event, or upon repayment of the Omega Loan in full will be returned to PHCM or LC-PHCM, as the case may be. In the event of a conflict between the provisions of the Escrow Agreement and this Agreement, the Escrow Agreement shall control.

         10.3 Delivery Event. As used herein, the term "Delivery Event" shall mean either of the following: (a) the expiration of ten (10) Business Days after PHCM receives notice that an Event of Default under the Amended Omega Loan Documents has occurred and is continuing, and that Omega intends to demand delivery of the Escrow Documents as to one or more of the Facilities from the Escrow Agent (a "Delivery Event Notice"); or (b) the failure of PHCM to perform when due (after giving effect to any applicable grace or cure period) any obligation under the Amended Omega Loan Documents first arising on or after the filing of a future petition under the Bankruptcy Code for a bankruptcy case in which PHCM is debtor, the performance of which would have been required under 11 U.S.C. ss.365(d)(3) if the Amended Omega Note were a lease and ss.365(d)(3) applied, within ten (10) Business Days after the entry of an order of the bankruptcy court in such future bankruptcy case determining that the obligation in question arose post-petition and would have been required to be performed under 11 U.S.C.ss.365(d)(3) if the Amended Omega Note were a lease and ss.365(d)(3) applied.

         10.4 Delivery Event Notice. The Escrow Agent shall deliver to Omega the Escrow Documents in accordance with, and subject to the terms and conditions, set forth in the Restructuring Escrow Agreement. Effective immediately upon the occurrence of a Delivery Event in accordance with the terms of this Agreement, PHCM and LC-PHCM will cease to have any right, title or interest (either legal or equitable) in the Facilities theretofore owned by them, or in the Escrow Documents, regardless of any subsequent bankruptcy cases in which PHCM or LC-PHCM, is the debtor.

         10.5 Waiver of Equity of Redemption. Conditioned upon and effective only upon the occurrence of a Delivery Event in accordance with this Agreement, PHCM and LC-PHCM hereby waive any and all rights of redemption with respect to the Facilities, effective immediately upon the receipt by the Escrow Agent of a Delivery Event Notice duly given, in accordance with the terms hereof and the Escrow Agreement, and each of them acknowledges new value in exchange for this waiver.

         10.6 Credit Against Omega Loan Balance; Reservation of Remedies. Upon the occurrence of a Delivery as to one, more than one, or all of the Facilities, PHCM shall be entitled to a credit against the amount owed by it under the Amended Omega Loan Documents in an amount equal to the Net Fair Market Value of the Facility or Facilities covered by the delivered Escrow Documents. A Delivery shall be in satisfaction of PHCM's obligations under the Amended Omega Loan Documents only to the extent of the Net Fair Market Value of the Facilities covered by the delivered Escrow Documents; and following a Delivery, the Omega Amended Loan Documents shall continue in full force and effect and Omega shall have the right to pursue collection of the remaining balance owing to it and the enforcement of any other rights and remedies which Omega may have thereunder. In particular, and not in limitation of the foregoing, Omega's security interest in the accounts and other intangible property relating to the Facilities shall continue in full force and effect.

         10.7 No Merger of Title. The acceptance by Omega or its nominee of the Escrow Documents as to one, more than one, or all of the Facilities will not result in the merger of title; and Omega shall have the right to foreclose on any liens created or continued by the Amended Omega Loan Documents in accordance with the terms thereof.

         10.8 No Waiver of Other Remedies. Neither the delivery of the Escrow Documents into escrow nor a Delivery shall preclude Omega from exercising any or all other remedies granted to it under the Amended Omega Loan Documents or by applicable law.

         10.9 No Assumption of Debt. Neither Omega nor its nominee by acceptance of one or more of the Escrow Documents shall be deemed to have assumed or agreed to pay any of the debts or obligations of any of the Mariner Entities.

         10.10 Delivery Event During Pendancy of Cases. In the event that a Delivery Event occurs after Closing but while the Debtors' Cases are still pending, then to the extent that the automatic stay provided by 11 U.S.C. ss.362 is applicable, such stay shall be deemed annulled, lifted and modified as to Omega and the Escrow Agent with respect to the Facilities and the Escrow Documents, upon the occurrence of a Delivery Event, for the sole purpose of either (a) permitting Omega and the Escrow Agent to deliver any Escrow Documents demanded by Omega in accordance with the Escrow Agreement and this Agreement, or
(b)permitting Omega to exercise its rights to foreclose its mortgages on any or all of the Facilities, and to foreclose its security interests in related personal property of the PHCM Debtors located at such Facilities, or any combination of the remedies described in clauses (a) and (b), but not for any other purpose. In such circumstances, PHCM will not oppose relief from the automatic stay to the extent set forth above, and, if so requested in accordance with the Escrow Agreement, the Escrow Agent will deliver the Escrow Documents to Omega in accordance with Omega's instructions.

         10.11 Subsequent Bankruptcy Case. In the event that bankruptcy cases in which PHCM, LC-PHCM or the Operators are the debtors, are filed subsequent to the Closing (a "Subsequent Bankruptcy Case") and subsequent to the occurrence of a Delivery Event, and to the extent that the automatic stay provided by 11 U.S.C. ss. 362 is applicable, such stay shall be deemed annulled, lifted, and modified in the event a prepetition Delivery Event (i.e., a Delivery Event occurring prior to the filing of a Subsequent Bankruptcy Case) shall have occurred, for the purposes of either (a) allowing the Escrow Agent to deliver to Omega the Escrow Documents demanded by Omega with respect to any or all of the Facilities, or, at Omega's sole election, (b) to permit Omega to exercise its foreclosure rights under the Amended Omega Mortgage, the Amended LC-PHCM Mortgage, the Amended NC Leasehold Mortgage and, in connection with such real estate foreclosures, to exercise its foreclosure rights under the Amended PHCM Security Agreement, the Amended Subsidiary Security Agreement and the Amended LC-PHCM Security Agreement. In such circumstances, PHCM will not oppose relief from the automatic stay to the extent set forth above, and the Escrow Agent will deliver to Omega the Escrow Documents to the Facilities as provided in Section
10.4 hereof.

         10.12 Venue for Subsequent Bankruptcy Case. PHCM and LC-PHCM each agree that any Subsequent Bankruptcy Case in which either or both of them are the debtor will be filed in the District of Delaware, and that such debtors will use its best efforts (including moving for change of venue or supporting a motion to change venue in the event that a petition is filed elsewhere) to ensure that venue of any Subsequent Bankruptcy Case in which it is the debtor will be only in the District of Delaware.

         10.13 Inapplicability of Section 108(b) of Bankruptcy Code to Delivery Event. PHCM and LC-PHCM each agree to the inclusion in the Approval Order of a provision that 11 U.S.C. ss.108(b) shall be inapplicable in any Subsequent Bankruptcy Case in which PHCM or LC-PHCM is the debtor which is filed after the occurrence of a prepetition Delivery Event only with respect to PHCM's and LC-PHCM's cure rights, rights of redemption, or similar right (to the extent not waived) relating to the Facilities.


                                   ARTICLE 11

                   DAMAGE TO PROPERTY FROM CASUALTY OR TAKING

         11.1. Controlling Provisions. The provisions of this Article 11, subject to the approval of the Bankruptcy Court, shall control over any contrary provisions of the Omega Mortgage and the other Omega Loan Documents with respect to any Facility that is partially or wholly damaged, destroyed or taken by Condemnation (as that term is defined in Section 11.10 hereof) prior to the Closing.

         11.2. Net Proceeds Held in Escrow. All proceeds, net of any costs incurred by Omega in obtaining such proceeds (collectively, the "Net Proceeds"), payable by reason of any loss or damage to any Facility, or any portion thereof, and insured under any policy of insurance required by Paragraph 5 of the Omega Mortgage, shall be paid to Omega and held by Omega in escrow in an interest-bearing account (the "Escrow Account"), subject to the terms of this Agreement. The Net Proceeds, together with any earnings thereon while the Net Proceeds are held in the Escrow Account, shall be made available for the restoration or repair, as the case may be, of any damage to or destruction of the affected Facility, or any portion thereof, as provided in Sections 11.3 and
11.5 hereof.

         11.3. Total Destruction. If any Facility is totally or partially damaged or destroyed from a risk covered by the insurance described in Paragraph 5 of the Omega Mortgage, and the Facility affected thereby is, in the sole judgment of PHCM, rendered Unsuitable for Its Primary Intended Use (as that term is defined in the Omega Mortgage), PHCM shall, within sixty (60) days of the receipt of the Net Proceeds by Omega, either, after consultation with Omega (but at PHCM's option) (a) commence the restoration of the Facility to substantially the same (or better) condition which existed immediately prior to such damage or destruction, or (b) make a mandatory, partial repayment under the Omega Note (or Amended Omega Note, as applicable) equal to the amount of the Net Proceeds applicable to such casualty, together with interest earned thereon while such Net Proceeds are being held in the Escrow Account pending application as provided herein (the aggregate amount of such partial repayment being herein referred to as the "Partial Repayment Amount"). PHCM's failure to commence to rebuild or restore within such sixty (60) day period shall be deemed to be an automatic and irrevocable election to make a partial repayment of the Omega Note equal to the Partial Repayment Amount. In the event PHCM makes a timely election under clause (a) of this Section 11.3, then PHCM shall with due diligence restore such Facility to substantially the same condition (or better) as existed immediately before the damage or destruction. Notwithstanding the foregoing provisions of this paragraph, as a condition to making an election under Section 11.3(a), PHCM shall deliver to Omega evidence reasonably satisfactory to Omega, that (i) PHCM has or will be able to obtain all necessary Permits in order to be able to perform all required repair and restoration work and operate the damaged or destroyed Facility for its Primary Intended Use (as that term is defined in the Omega Mortgage) in substantially the same manner as existed immediately prior to such damage or destruction and (ii) the Net Proceeds plus any interest earned thereon, plus any additional amounts contributed by PHCM, LC-PHCM or (if different) the applicable Operator and deposited in the Escrow Account to defray costs of reconstruction, will be sufficient to rebuild or restore the Facility to the condition required hereunder. If PHCM is unable to provide such reasonably satisfactory evidence, then the election under Section 11.3(b) shall be mandatory. Notwithstanding Omega's receipt of the Partial Repayment Amount with respect to the damaged or destroyed Facility, the lien of the Omega Mortgage and the provisions thereof and of all other Omega Loan Documents as to the affected Facility and related personal property shall remain in full force and effect.

         11.4. Partial Destruction. If any Facility is partially destroyed from a risk covered by the insurance described in Paragraph 5 of the Omega Mortgage, but such Facility is not thereby rendered Unsuitable for Its Primary Intended Use, PHCM shall give Omega Notice of such damage or destruction within ten (10) Business Days of the occurrence thereof. Within sixty (60) days of the receipt by Omega of the Net Proceeds from such insurance, PHCM shall commence to restore the Facility to substantially the same (or better) condition as existed immediately before such damage or destruction. PHCM shall deliver to Omega evidence reasonably satisfactory to Omega that PHCM has or will be able to obtain all necessary Permits in order to be able to perform all required repair and restoration work and operate the damaged Facility for its Primary Intended Use in substantially the same manner as existed immediately prior to such damage or destruction. If PHCM is unable to provide such reasonably satisfactory evidence, then PHCM shall, within the later of (a) one hundred twenty (120) days of the occurrence of such damage and (b) sixty (60) days after receipt of the Net Proceeds in respect of such casualty, be obligated to make a mandatory partial repayment of the Omega Loan equal to the Prepayment Loan Amount (as that term is defined in the Omega Mortgage) of the applicable Facility.

         11.5. Net Proceeds Available for Restoration. Absent an election by PHCM not to repair or restore any Facility or portion thereof that is damaged or destroyed in accordance with the provisions of this Article 11, or a requirement herein that PHCM pay Omega the Partial Repayment Amount or the Prepayment Loan Amount with respect to any such Facility, all Net Proceeds and earnings thereon held from time to time by Omega in the escrow account shall be made available to PHCM to pay the costs of repair or restoration in accordance with the provisions of Paragraph 6(i) of the Omega Mortgage, without regard, however, for the $250,000 minimum threshold for the applicability of such Paragraph and also without regard for any provisions authorizing Omega not to make such Net Proceeds available to PHCM if an Event of Default (as defined in the Omega Mortgage) exists.

         11.6. Net Proceeds Relating to Personal Property. All insurance proceeds payable by reason of any loss of or damage to any of the personal property located at the Facilities shall be paid directly to PHCM, and PHCM shall hold such insurance proceeds in trust to pay the cost of repairing or replacing such lost or damaged personal property.

         11.7. Restoration of Alterations and Improvements. If PHCM is required or elects to restore a damaged or destroyed Facility as provided in this Article 11, PHCM shall also restore all alterations and improvements made by PHCM and all personal property.

         11.8 Application to Omega Note Principal, in Certain Circumstances. In the event that, pursuant to the terms of this Article 11, Net Proceeds (and any earnings thereon while held in the Escrow Account) or any Prepayment Loan Amounts are paid over to Omega, such amount (a) shall be applied by Omega against the principal amount of the Omega Loan, and (b) shall reduce the interest payments coming due under the Amended Omega Note by an amount equal to the amount so paid to Omega for application against the Omega Loan, multiplied by the Interest Rate, effective beginning with the first calendar month after the date on which such Net Proceeds (and earnings thereon) or Prepayment Loan Amounts are paid to Omega.

         11.9. Effect of Releasing Destroyed Facility from Omega Mortgage. Upon the release of any damaged or destroyed Facility from the lien of the Omega Mortgage, such Facility shall cease to be a Facility for purposes of this Agreement and shall not be subject to any of the Omega Loan Documents.

         11.10. Condemnation-Related Terms. The terms "Condemnation," "Date of Taking," "Award" and "Condemnor," as used herein, shall have the meanings assigned to such terms in Paragraph 8(a) of the Omega Mortgage.

         11.11. Condemnation Awards Held in Escrow. The total Award made with respect to all or any portion of a Facility, or for a loss of business, shall be payable to Omega to be held in escrow in the Escrow Account, for application as set forth herein.

         11.12. Total Taking. If title to the fee of the whole of any Facility shall be taken by Condemnation, then PHCM shall make a partial repayment of the Omega Loan in an amount equal to the amount of the Award received in connection with such taking, net of costs of collecting the same (the "Net Condemnation Award"). Upon receipt of such repayment, (i) Omega shall discharge the lien of the Omega Mortgage and the other Omega Loan Documents as to the Facility so taken by Condemnation, and (ii) (A) the Omega Loan shall be reduced by the amount of the Net Condemnation Proceeds, and (B) the interest payments coming due under the Omega Note shall be reduced by the amount of such Net Condemnation Award and earnings thereon paid to Omega, multiplied by the Interest Rate. Each such reduction (if any) in the outstanding principal amount of the Omega Note, or in interest payments with respect to the Omega Loan, shall take effect beginning with the first calendar month after the date on which such Net Condemnation Award (and earnings thereon) are paid to Omega.

         11.13 Partial Taking; Facility Unsuitable for Primary Intended Use. If title to the fee of less than the whole of a Facility shall be so taken by Condemnation, which nevertheless renders such Facility, in the sole judgment of PHCM, Unsuitable for Its Primary Intended Use, then PHCM shall make a partial repayment of the Omega Loan in an amount equal to the amount of the Award received in connection with such taking, net of costs of collecting the same (the "Net Condemnation Award"). Upon receipt of such repayment (i) the Omega Loan shall be reduced by an amount equal to the amount of such Net Condemnation Award and earnings thereon so paid to Omega, and (ii) interest payments coming due under the Amended Omega Note shall be reduced by an amount equal to the amount so paid to Omega for application against the Omega Loan, multiplied by the Interest Rate. However, the lien of the Omega Mortgage and of the other Omega Loan Documents as to the affected Facility shall remain in full force and effect, notwithstanding such partial repayment of the Omega Loan. Each such reduction (if any) in the interest accruing on the Omega Note shall take effect beginning with the first calendar month after the date on which such Net Condemnation Award (and earnings thereon) are paid to Omega.

         11.14. Partial Taking; Facility Not Unsuitable for Primary Intended Use. If title to the fee of less than the whole of a Facility shall be so taken or condemned, and such Facility is not Unsuitable for its Primary Intended Use, PHCM, at its own cost and expense, shall with all reasonable dispatch restore the untaken portion of any improvements on such Facility so that such improvements shall constitute a complete architectural unit of the same general character and condition (as nearly as may be possible under the circumstances) as the improvements existing immediately prior to such Condemnation or Taking. PHCM shall commence the restoration of such Facility within sixty (60) days of the receipt of the Award, and shall complete the restoration with due diligence. Omega shall contribute to the cost of restoration such portion of the Net Condemnation Award as is made therefor, if any, together with severance and other damages awarded for taken improvements. Omega shall make the Award available to PHCM in the same manner as is provided in Section 11.5 hereof for insurance proceeds. Omega's obligation to contribute an amount up to the Net Condemnation Award and earnings thereon to defray the cost of such restoration shall not be subject to the absence of an Event of Default under the Omega Loan Documents.

         11.15. Temporary Taking. The taking of any Facility, or any part thereof, by military or other public authority will constitutes a temporary taking by Condemnation only when the use and occupancy by the Condemnor has continued for six (6) months or less. During such period, all provisions of the Omega Loan Documents, as the same are modified or amended by this Agreement, shall apply to the affected Facility. In the event of any temporary Taking as contemplated in this Section, the entire amount of any Net Condemnation Award, whether paid by way of damages or otherwise, plus all earnings thereon in the Escrow Account, shall be paid to PHCM, irrespective of whether or not an Event of Default exists under the Omega Loan Documents. PHCM covenants that, upon the termination of any such period of temporary use or occupancy as contemplated in this paragraph, it will, at its sole cost and expense, restore the Property subject to such temporary Taking, as nearly as may be reasonably possible, to the condition existing immediately prior to such temporary Taking. If any temporary Taking continues for longer than six (6) months, such Taking shall be considered a total Taking for purposes of this Agreement, whereupon Section
11.12 hereof shall apply.


                                   ARTICLE 12

                                    RELEASES

         12.1. Release of Omega. Subject to, and in consideration for, Omega entering into this Agreement and the occurrence of the Closing, each Mariner Entity, contemporaneously with the Settlement Documents (other than this Agreement and the Escrow Documents) becoming effective, releases and forever discharges Omega and its successors, assigns, agents, shareholders, directors, officers, employees, parent corporations, subsidiary corporations, affiliated corporations, affiliates, and each of them, from any and all claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action, of every nature and description, whether known or unknown, absolute, mature, or not yet due, liquidated or non-liquidated, contingent, non-contingent, direct or indirect or otherwise, which any Mariner Entity now has or at any time may hold, by reason of any matter, cause or thing occurred, done, omitted or suffered to be done prior to the Closing (collectively, "Omega Liabilities"), other than from Omega Liabilities arising out of this Agreement or any Settlement Document. Each Mariner Entity waives the benefits of any law, which may provide in substance: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor." Each Mariner Entity understands that the facts which it believes to be true at the time of making the release provided for herein may later turn out to be different than it believes now or at the time of granting such release, and that information which is not now or then known or suspected may later be discovered. Each Mariner Entity accepts this possibility, and each Mariner Entity assumes the risk of the facts turning out to be different and new information being discovered; and each Mariner Entity further agrees that the release provided for herein shall in all respects continue to be effective and not subject to termination or rescission because of any difference in such facts or any new information.

         Notwithstanding anything to the contrary contained in this Section 12.1 or otherwise, this release shall only be effective on and as of the Closing and not otherwise.

         None of the Mariner Entities is releasing Omega from any Omega Liabilities arising out of this Agreement, any other Settlement Document or the transactions contemplated hereby, except as expressly provided herein, or arising out of any acts, omissions or circumstances occurring from and after Closing.

         12.2. Release of Mariner Entities. Subject to, and in consideration for each Mariner Entity entering into this Agreement and the occurrence of the Closing, Omega, contemporaneously with the Settlement Documents (other than this Agreement and the Escrow Documents) becoming effective, releases and forever discharges the Mariner Entities and their respective successors, assigns, agents, shareholders, directors, officers, employees, parent corporations, subsidiary corporations, affiliated corporations, affiliates, and each of them, from any and all claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action, of every nature and description, whether known or unknown, absolute, contingent, matured or not yet due, liquidated or unliquidated, direct or indirect, or otherwise, which Omega now has or at any time may hold, by reason of any matter, cause or thing occurred, done, omitted or suffered to be done prior to the Closing, including, without limitation, the GranCare Keep-Well Obligation and all other obligations arising under or in connection with the Omega Loan Documents, as amended (collectively, the "Mariner Liabilities"), other than from Mariner Liabilities arising out of this Agreement or any other Settlement Document. Omega waives the benefits of any law, which may provide in substance: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor." Omega understands that the facts which it believes to be true at the time of making the release provided for herein may later turn out to be different than it believes now or at the time of granting such release, and that information which is not now or then known or suspected may later be discovered. Omega accepts this possibility and assumes the risk of the facts turning out to be different and new information being discovered; and Omega further agrees that the release provided for herein shall in all respects continue to be effective and not subject to termination or rescission because of any difference in such facts or any new information.

         Notwithstanding anything to the contrary contained in this Section 12.2 or otherwise, this release shall only be effective on and as of the Closing and not otherwise.

         Omega is not releasing any Mariner Entity from any Mariner Liabilities arising out of this Agreement, any other Settlement Document or the transactions contemplated hereby, except as expressly provided herein or in the Mariner Entities Release, or arising out of any acts, omissions or circumstances occurring from and after Closing.

         12.3. No Further Commitments by Omega. Each Mariner Entity further acknowledges that, from and after the Closing, Omega has no existing commitments, obligations or agreements to advance credits or loans, or to lease property, or make financial or other accommodations to any Mariner Entity, except as may be specifically set forth in this Agreement or the Settlement Documents. This Agreement may not be assigned by any party hereto without the prior written consent of each of the parties hereto.

                                   ARTICLE 13

                       RESTRUCTURING OF OMEGA INDEBTEDNESS

         13.1 Agreements Subject to Contingency. The agreements set forth in this Article 13 are subject to the consummation of the transactions contemplated in this Agreement.

         13.2 Agreements Regarding Indebtedness to Omega as of December 31, 1999. As of December 31, 1999, the principal balance owing to Omega under the Omega Note, over and above all claims and setoffs, was $63,736,108.97, and the interest owing thereon was $759,154.97.

         13.3 Accrual of Interest Post-December 31, 1999. For the period from January 1, 2000 to but not including the Closing Date, interest shall be deemed to have accrued on the Omega Loan (a) at the compromise amount of $525,000 per month (prorated for any partial month), irrespective of the higher rate at which interest otherwise would have accrued under the terms of the Omega Note as in effect on the date hereof, plus (b) an additional $300,000 (aggregate, not monthly), representing interest at the rate of 11.25% per annum on the $8,000,000 principal of the Omega Loan excluded in the parties' calculation of the $525,000 compromise monthly interest amount, for the four (4)-month period between the originally anticipated closing date of the Ciena Transaction and the actual closing date of the Ciena Transaction. The interest which accrued on the Omega Note as set forth in the first sentence of this Section 13.3 for the period from January 1, 2000 to, but not but not including, the Closing Date is herein referred to as "Post-December 31, 1999 Interest". All payments of the Post-December 31, 1999 Interest received by Omega, whether before or after the Closing, shall be applied to the oldest Post-December 31, 1999 Interest first. Upon Closing, Omega shall be deemed to have waived any and all amounts owing to it by the Mariner Debtors other than amounts expressly owing from time to time under the Settlement Documents (including in such waiver, without limitation, claims for late fees or default interest with respect to the period prior to and including the Closing Date, as well as interest on the principal amount of any credits given by Omega in connection with the assignment to Omega of an undivided 50% interest in the Ciena Purchase Money Loan Documents from and after January 1, 2000 through the dates of the giving of such credits, other than that referred to in clause (b) of this Section).

         13.4 Payments Received and To Be Received By Omega from January 1, 2000 through the Closing Date. This Section 13.4 sets forth the payments which Omega has received and anticipates receiving, and the application thereof, with respect to the Omega Loan and the Maintenance Obligation Note from January 1, 2000 through and including the Closing Date:

          (i) On January 13, 2000, Omega applied the Liquidity Deposit, which totaled $2,359,095.00, to the balance owing to Omega. Of the Liquidity Deposit, $759,154.97 was applied to the interest owing as of December 31, 1999, thereby paying such interest in full. The remaining balance, $1,559,940.03, was applied to the principal balance owing to Omega on the Omega Note, thereby reducing such principal balance to $62,176,168.94.

          (ii) In connection with its acquisition on February 1, 2001 of an undivided fifty percent (50%) interest in the Ciena Purchase Money Loan Documents, Omega gave PHCM a $4,500,000 credit against the amount owing on the Omega Loan. This credit was applied as follows: (x) $452,340.86 was applied against Post-December 31, 1999 Interest accruing prior to the Petition Date, and (y) $4,047,659.14 was applied against principal, thereby reducing the principal balance to $58,128,509.80.

          (iii) Omega agrees to restore $1,559,940.03 of the Liquidity Deposit previously applied to the principal balance owing on the Omega Note by paying such restored amount to PHCM on the Closing Date by wire transfer of immediately available funds. Assuming no other adjustments to the principal balance between the date hereof and the Closing Date, such restoration will increase the principal balance owing on the Omega Note to $59,688,449.83, which the parties anticipate will be the Amended Omega Note Balance, in the absence of the application of any insurance proceeds or condemnation awards to reduce the outstanding principal amount of the Omega Loan prior to Closing .

          (iv) Omega is currently receiving payments on the Residual Ciena Interest pledged to Omega. These amounts have not been applied, pending completion of negotiations regarding this Agreement and entry of the Approval Order. Omega agrees to refund such payments to PHCM on the Closing Date by wire transfer of immediately available funds.

          (v) In April, 2001, PHCM paid Omega $300,000. This amount has not been applied, pending completion of negotiations regarding this Agreement and entry of the Approval Order. Omega agrees to refund such payment to PHCM on the Closing Date by wire transfer of immediately available funds.

          (vi) At the Closing, PHCM shall pay to Omega, by official bank check representing immediately available funds, all of its Available Closing Cash, for application (1) first, against Post-December 31, 1999 Interest (oldest interest first) to the extent accrued and unpaid as of the Closing Date, (2) second, against any accrued and unpaid interest on the Maintenance Obligation Note, including without limitation, interest owing on the Contingent Principal as defined therein,, and (3) third, against the outstanding principal of the Maintenance Obligation Note, including, without limitation, the Contingent Principal. Any Available Closing Cash in excess of the aggregate amounts necessary to satisfy in full the obligations described in the foregoing clauses (1), (2) and (3) may be retained by PHCM and used for any lawful business purpose not expressly prohibited under the Settlement Documents.

          The term "Available Closing Cash" shall mean, without duplication, all cash held in the PHCM Debtors' Account as of the last day of the most recently ended calendar month that is at least 30 days prior to the Closing, plus (1) all amounts paid by Omega to PHCM at Closing for the purchase of the Residual Ciena Interest, (2) the portion of the prepetition liquidity deposit ($1,599,940.03) restored to PHCM at Closing pursuant to clause (iii) of this Section 13.4, and (3) without duplication, all other amounts paid to Omega by PHCM since the Petition Date and not yet applied to the Omega obligations, including, without limitation, the amounts referred to in paragraphs (iv) and (v) of this Section 13.4, minus (A) a $500,000 retainage for working capital, (B) any portion of such cash representing insurance proceeds or condemnation awards (such proceeds or awards to be retained and applied for the purposes required in this Agreement), and (C) any Medicaid Overpayment Claims.

          (vii) Within 60 days after the Closing, PHCM will determine the amount by which Modified Available Closing Cash (as hereinafter defined) exceeded Available Closing Cash, if at all (the "Excess Cash"), and will deliver a certificate to Omega setting forth the calculation of Modified Available Closing Cash and Excess Cash. Unless (a) all Past Due Interest and accrued interest thereon, plus (b) the Maintenance Obligation Note and accrued interest thereon, plus (c) all Deferred Omega Note Interest (as that term is defined in the Amended Omega Loan Agreement), if any, and accrued interest thereon shall have been paid in full, PHCM shall contemporaneously with the delivery of such certificate (but no later than 60 days after Closing) pay to Omega an amount equal to the lesser of (i) the amount of the Excess Cash and (ii) the sum of the amounts described in clauses (a),
     (b) and (c) of this paragraph, to the extent then outstanding, for application against the amounts described in such clauses, in that order of priority.

     The term "Modified Available Closing Cash" shall means, Available Closing Cash plus the additional amount of cash, if any, required by the Cash Collateral Order to be deposited in the PHCM Debtors' Account as at the end of the calendar month preceding the calendar month in which the Closing occurred. If the Debtors were not required to deposit any additional cash in the PHCM Debtors' Account as of the end of such month or would have been entitled to remove cash, Modified Available Cash shall be deemed to equal Available Closing Cash, and Excess Cash shall be zero.

         13.5 Payment of Past Due Interest. All Post-December 31, 1999 Interest not paid on or before the Closing Date is referred to herein as the "Past Due Interest". The following shall govern the payment of the Past Due Interest:

          (i) From and after the Closing Date, the amount of the Past Due Interest unpaid from time to time shall bear interest at the Interest Rate.

          (ii) Commencing on the first day of the first month following the Closing Date, and on the first day of each month thereafter until the Past Due Interest and all interest thereon is paid in full, accrued interest on Past Due Interest, then Past Due Interest itself (beginning with the oldest Past Due Interest) shall be due and payable out of the Minimum Monthly Payments made by PHCM pursuant to Section 13.6 hereof.

          (iii) Each of the Operators shall be jointly and severally liable for repayment of the Past Due Interest. Repayment of the Past Due interest shall be secured by the Amended Omega Loan Documents.

          (iv) In no event shall the interest rate in effect from time to time under this Section 13.5 exceed the highest rate allowed by law. If Omega shall reasonably determine that the interest rate under this Section 13.5 has been adjudicated to be usurious or is otherwise limited by statute, interest in excess of the applicable legal rate paid or collected by Omega shall be deemed to have been automatically and immediately credited by Omega to the Past Due Interest under this Section 13.5 and shall not be charged to interest, it being the intention of Omega and the Operators that no interest in excess of the legal rate shall be taken or received.

         13.6     Minimum Monthly Payments.

          (i) Until the Catch-Up Date, PHCM shall pay to Omega on the first day of each month an amount equal to the Minimum Monthly Payment (as hereinafter defined). After the Catch-Up Date, PHCM shall not be obligated to pay the Minimum Monthly Payments, but rather shall pay to Omega the amounts which become due under the Amended Omega Loan Documents when and as such amounts become due.

     "Minimum Monthly Payment" shall mean the sum of the following:

          (i) One-twelfth (1/12th) of the amount obtained by multiplying the original Amended Omega Note Balance by the Interest Rate ;

          (ii) One-twelfth (1/12th) of the amount obtained by multiplying the Past Due Interest outstanding on the Closing Date (after the application of Available Closing Cash) by the Interest Rate; and

          (iii) One-twelfth (1/12th) of the amount obtained by multiplying the principal amount of the Maintenance Obligation Note outstanding on the Closing Date (after the application of Available Closing Cash) by 11.25%.

          (ii) The Minimum Monthly Payments will be applied to PHCM's obligations to Omega in the following order of priority: (1) accrued and unpaid interest on Past Due Interest; (2) Past Due Interest (oldest interest first); (3) accrued and unpaid interest on Deferred Omega Note Interest; (4) Deferred Omega Note Interest; (5) other accrued and unpaid interest on the Amended Omega Note; (6) accrued and unpaid interest on the Maintenance Obligation Note; (7) accrued and unpaid interest on Deferred Amendment Fee Note; (8) outstanding principal of the Maintenance Obligation Note; (9) outstanding principal of Deferred Amendment Fee Note; and (10) outstanding principal of Amended Omega Note. Until the Catch-Up Date, Omega agrees to provide PHCM, within 30 days after the end of each calendar month, a statement setting forth the amounts applied to each of the foregoing categories of obligations and the amount of each such category of obligation remaining outstanding.

          (iii) Promptly after the Catch-Up Date, Omega shall provide PHCM with written notice that the Catch-Up Date has occurred and specifying the amount of the monthly payment due under the Amended Omega Note beginning on the first day of the next calendar month. In the event Omega shall fail to provide such notice and PHCM continues to pay the Minimum Monthly Payments, the excess of such Minimum Monthly Payment shall not be applied to the outstanding principal of the Amended Omega Note, but rather shall be credited against the interest payment(s) next coming due and payable thereunder.

          (iv) As more particularly specified in the Amended Omega Loan Documents, following the Closing Date (1) all interest on the Amended Omega Note shall accrue until the Past Due Interest and any interest which accrues thereon has been paid in full, (2) any installment of the Amendment Fee which becomes due prior to the Catch-Up Date shall be paid by the issuance of a Deferred Amendment Fee Note or an amendment thereto; and (3) no principal shall be paid on the Maintenance Obligation Note until the Past Due Interest and any interest thereon and all Deferred Omega Note Interest and any interest accrued thereon have been paid in full.

          (v) The Minimum Monthly Payments relate only to amounts which will after the Closing become due to Omega under (1) this Article 13, (2) the Amended Omega Note, (3) Article 9 hereof, and (4) the Maintenance Obligation Note. The payment of the Minimum Monthly Payments shall not relieve the Mariner Entities from the obligation to make other payments (such as, without limitation, insurance or condemnation proceeds), if any, which from time to time may become due to Omega under other provisions of this Agreement or the Amended Omega Loan Documents. Further, nothing in this Article 13 shall be construed as prohibiting Omega, following an Event of Default, from accelerating any amounts due it in accordance with the terms of the Amended Omega Loan Documents.

         13.7 The Cash Collateral Order. Section 7 of the Final Order (i) Authorizing Use of Cash Collateral of Real Estate Lenders and (ii) Granting Adequate Protection Therefor (the "Cash Collateral Order") entered by the Court on March 20, 2000 requires that to the extent that PHCM Debtors' Cash Flow (as defined in the Cash Collateral Order) is positive, the cumulative amount thereof shall be segregated in a separate account (the "PHCM Debtors' Account") for the PHCM Debtors (as defined in the Cash Collateral Order) on a monthly basis. The parties hereto agree that the proper amount to be deposited into the PHCM Debtors' Account as of March 31, 2001 was $3,242,319. The Mariner Entities represent that the foregoing amount has in fact been deposited into a segregated account and that they continue to comply with the requirements of Section 7 of the Cash Collateral Order. The Mariner Entities shall continue to comply with
Section 7 of the Cash Collateral Order modified, if approved by the Court, in the following two respects:

          (i) The PHCM Debtors' may use their funds, or the funds in the PHCM Debtors' Account, to pay any amounts which are deducted in determining Operators' Free Cash Flow as defined in Section 9.2 hereof; and

          (ii) The funds in the PHCM Debtors' Account may be used to pay any amounts which the Mariner Entities are authorized or required to pay Omega hereunder.


                                   ARTICLE 14

                      SHARING OF EXCESS CIENA NOTE PAYMENTS

         14.1 Sharing of Excess Ciena Note Payments. From and after the Closing, Omega agrees that if (a) the interest paid to Omega under the Ciena Note for any Ciena Loan Year exceeds $960,000 (any such excess amount being an "Excess Ciena Interest Payment"), or (b) Omega receives principal payments in excess of $8,000,000 on the Ciena Note (any such payment being an "Excess Ciena Principal Payment"), 50% of the amount of each Excess Ciena Interest Payment and 50% of the amount of each Excess Ciena Principal Payment shall be deemed to have been received by Omega on behalf of PHCM, and shall be applied, at PHCM's option, to either (i) fund the liquidity deposit payments due in the seventh (7th), thirteenth (13th) and nineteenth (19th) months after the Closing pursuant to the Liquidity Deposit Agreement or (ii) pay any Past Due Interest or interest thereon, any interest owing on the Amended Omega Note, any interest and then principal owing on the Maintenance Obligation Note, or any interest and then principal owing on the Deferred Amendment Fee Note, if issued. If all amounts described in clauses (i) and (ii) of the immediately preceding sentence shall have been paid in full, and provided that no "event of default" then exists under the Amended Omega Loan Documents, Omega shall promptly pay to PHCM, if, as and when received by Omega, PHCM's 50% share of Excess Ciena Interest Payments and Excess Ciena Principal Payments, and PHCM may retain such amounts for its own use.

         14.2 Application of Proceeds of Ciena Accounts. PHCM shall utilize the net collections from accounts receivable at the Ciena Facilities, after payment of expenses, to either (a) make prepayments of Past Due Interest and accrued interest thereon, (b) make prepayments on the Maintenance Obligation Note (applied first to accrued, unpaid interest, then to principal), (c) pay interest on the Amended Omega Note, (d) fund all or a portion of the Liquidity Deposit Installments, (e) make prepayments on the Deferred Amendment Fee Note, if any (applied first to accrued, unpaid interest, then to principal), or (f) reduce the outstanding principal balance of the Omega Loan, or for a combination of these purposes, at its option.


                                   ARTICLE 15

                             ANCILLARY TRANSACTIONS

         Section 15.1 Consent to Ancillary Transactions. Omega hereby consents to the LC-PHCM Stock Transfer and the Majority Equity Sale (the consummation of which shall be at the option of the applicable Mariner Entities), subject only to the satisfaction of the following conditions precedent:

          (i) Omega shall have received a certificate signed by the Secretary or Assistant Secretary of LC-PHCM and of each intermediate transferee of the LC-PHCM capital stock, setting forth the names, titles and signatures of the officers of LC-PHCM and each such intermediate transferee after giving effect to the LC-PHCM Stock Transfer, and to which certificate(s) are attached a true and complete copy of the resolutions adopted by LC-PHCM and each such intermediate transferee, and all necessary shareholder action, authorizing the LC-PHCM Stock Transfer;

          (ii) Omega shall have received a certificate signed by an authorized officer, manager or other representative (an "Authorized Investor Representative") of the Investor, confirming the incumbency of the
     Authorized Investor Representatives and the authority of the Investor to execute and deliver the Investor Guaranty and each of the other Settlement Documents to which it is a party, and to which certificate are attached the following:

               (A)  a  copy  of  the  articles  of  incorporation,   partnership
          certificate, articles of organization or other charter document pursuant to which the Investor was incorporated, formed or organized, as amended, and as certified by the Secretary of State of the jurisdiction of its incorporation, formation or organization as of a recent date; (B) a true, correct and complete copy of the bylaws, partnership agreement or operating agreement of the Investor, as amended;

               (C) a true and complete copy of the resolutions or other authorizing action adopted by all of the shareholders, partners or members of the Investor, authorizing the transactions contemplated herein, and the execution, delivery and performance of the Investor Guaranty and the other Settlement Documents to which the Investor is to be a party;

               (D) a certificate of good standing for the Investor, issued as of a recent date by the Secretary of State of the jurisdiction of its incorporation, formation or organization; and

               (E) a certificate of authority issued by the Secretary of State of any jurisdiction in which the Investor is required to be qualified as a foreign corporation, partnership or limited liability company, as the case may be;

          (iii) Omega shall have received a certificate signed by the Secretary or Assistant Secretary of PHCM, setting forth the names, titles and signatures of the officers of PHCM after giving effect to the Majority Equity Sale, and to which certificate are attached the following:

               (A) a copy of any amendments to the articles of incorporation of PHCM adopted since the Closing Date, as certified by the Secretary of State of the jurisdiction of its incorporation as of a recent date, including an amendment providing that PHCM cannot file any plan of reorganization in any future case under the Bankruptcy Code in which PHCM is a debtor that impairs the claim of Omega as set forth in the Settlement Documents, within the meaning of 11 U.S.C. ss. 1124, without the approval of 100% of its shareholders; and ; (B) a true, correct and complete copy of any amendments to the bylaws of PHCM adopted since the Closing Date, including an amendment providing that PHCM cannot file any plan of reorganization in any future case under the Bankruptcy Code in which PHCM is a debtor that impairs the claim of Omega as set forth in the Settlement Documents, within the meaning of 11 U.S.C. ss. 1124, without the approval of 100% of its shareholders;

          (iii) Omega shall have received the Investor Guaranty, duly executed and delivered by the Investor;

          (iv) The pledge agreement executed by PHCM in favor of Omega pursuant to Section 5.2(iii) hereof shall have been modified to include a pledge of the shares in LC-PHCM held by PHCM, and the certificates evidencing the shares of LC-PHCM capital stock pledged pursuant to such amendment, together with appropriate powers, executed in blank, shall have been delivered to Omega; and

               (v) Omega shall have received a pledge agreement executed by the Investor in favor of Omega, in substantially the form attached to the pledge agreement from GranCare referred to in Section 5.2(v) hereof, pledging the shares in PHCM (or the membership interests in New PHCM, as applicable) held by the Investor as security for the payment and performance of the Investor's obligations under the Investor Guaranty; and

Omega shall have received the certificates evidencing the Investor's shares or membership interests pledged pursuant to the pledge agreement referred to in paragraph (iv) of this Section 15.1, together with appropriate powers, executed in blank, for delivery to Omega.;

         15.2 Consent Needed for Merger. PHCM shall not enter into a Merger Agreement or consummate the Merger without the prior written consent of Omega and the Investor, which consent shall not be unreasonably withheld, delayed or conditioned. Omega shall have the right to condition its consent to the Merger upon the execution and deliver of such replacement equity pledge agreements, certificates evidencing membership interests in New PHCM, and officer's certificates as it may reasonably request, and generally consistent with the form and substance of comparable documents executed and delivered by the Mariner Entities in connection with the transactions contemplated in this Agreement. If the Merger, as so approved, is consummated, then from and after the effective time thereof, all rights and obligations of PHCM under and in connection with the Settlement Documents shall inure to the benefit of, and be binding on, New PHCM.

         15.3 Return of Certain Settlement Documents. Upon satisfaction of the conditions precedent set forth in Sections 15.1 and (if applicable) 15.2, Omega shall cause to be returned to New PHCM the Escrow Documents executed by PHCM and delivered to the Escrow Agent at Closing, and shall cause to be returned to GranCare the original pledge agreement from GranCare referred to in Section 5.2(v) hereof, and all stock certificates and stock powers delivered by GranCare pursuant to Section 5.2(vi) hereof (such Settlement Documents having been replaced as provided in Sections 15.1 or 15.2 hereof).


                                   ARTICLE 16

                               GENERAL PROVISIONS

         16.1. MUTUAL WAIVER OF RIGHT TO JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (i) THIS AGREEMENT, OR ANY OF THE AGREEMENTS, INSTRUMENTS OR DOCUMENTS REFERRED TO HEREIN; OR (ii) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN OR AMONG THEM; OR (iii) ANY CONDUCT, ACTS OR OMISSIONS OF ANY PARTY HERETO OR ANY OF THEIR DIRECTORS, TRUSTEES, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH THEM; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

         16.2. Survival. Except as otherwise provided by this Agreement, all covenants, agreements, representations and warranties made by Omega or any Mariner Entity herein and in all certificates delivered pursuant to this Agreement shall survive the Closing of the transactions contemplated hereby for a period of one (1) year from the date of this Agreement or of the applicable certificate. If and to the extent the Mariner Entities shall emerge from the Cases pursuant to a confirmed plan of reorganization prior to the expiration of such period, then the obligations provided herein shall be a continuing obligation of the reorganized Mariner Entities and any plan confirmed in the Cases shall so provide.

         16.3. Notices. All notices, demands and other communications hereunder shall be in writing and delivered by nationally recognized overnight courier service, by facsimile transmission or by first class registered or certified U.S. Mail, (with postage or courier charges prepaid) addressed as follows:

                  (a)      if to Omega:

                           OMEGA HEALTHCARE INVESTORS, INC.
                           900 Victors Way, Suite 350
                           Ann Arbor, MI 48108
                           Attention: Chief Operating Officer
                           Fax No. (734) 887-0326

                           with copies to:

                           DYKEMA GOSSETT PLLC
                           39577 Woodward Avenue, Suite 300
                           Bloomfield Hills, MI  48304-2820
                           Attention: Fred J. Fechheimer, Esq.;
                           Fax No. (248) 203-0763; and prior to the Plan Effective Date

                           CONNOLLY BOVE LODGE & HUTZ LLP
                           220 Market Street
                           Wilmington, DE 19899-2207
                           Attention: Jeffrey C. Wisler, Esq.
                           Fax No. (302) 658-5614

                  (b)      if to any Mariner Entity:

                           MARINER POST-ACUTE NETWORK, INC.
                           One Ravinia Drive
                           Atlanta, GA 30346
                           Attention: Senior Vice President and Treasurer Fax No. (678) 443-6874

                           with copies to:

                           MARINER POST-ACUTE NETWORK, INC.
                           One Ravinia Drive
                           Atlanta, GA 30346
                           Attention:  Associate General Counsel
                           Fax No. (678) 443-6778; and

                           POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
                           191 Peachtree Street, N.E., 16th Floor
                           Atlanta, GA 30303
                           Attention: Robert C. Lewinson, Esq.
                           Fax No. (404) 572-6999; and, on or prior to the Plan Effective Date,

                           STUTMAN, TREISTER & GLATT PROFESSIONAL CORPORATION 3699 Wilshire Boulevard, Suite 900
                           Los Angeles, CA 90010
                           Attention: Isaac M. Pachulski, Esq.
                           Fax No. (213) 251-5288;

or to such other address as may hereafter be designated by any party for such other purpose, and shall be effective upon receipt if hand delivered or sent by overnight courier service, or upon receipt of transmission confirmation if sent by facsimile transmission, upon the expiration of the fifth Business Day after the day of mailing by certified or registered U.S. Mail.

         16.4. Governing Law. This Agreement shall be governed by, interpreted, construed, applied and enforced in accordance with the Bankruptcy Code and the laws of the State of Georgia applicable to contracts between residents of the State of Georgia which are to be performed entirely within the State of Georgia, regardless of (i) where this Agreement is executed or delivered; or (ii) where any payment or other performance required by this Agreement is made or required to be made; or (iii) where any breach of any provision of this Agreement occurs, or any cause of action otherwise accrues; or (iv) where any action or other proceeding is instituted or pending; or (v) the nationality, citizenship, domicile, principal place of business or jurisdiction of organization or domestication of any party; or (vi) whether the laws of the forum jurisdiction otherwise would apply the laws of the jurisdiction other than the State of Georgia; or (vii) any combination of the foregoing.

         To the maximum extent permitted by applicable law, any action to enforce, arising out of, or relating in any way to, any of the provisions of this Agreement shall be brought and prosecuted in the Court. If and only if such action cannot be brought and prosecuted in the Court, then such action may be brought and prosecuted in such court or courts located in the State of Michigan as is provided by law; and the parties consent to the jurisdiction of said court or courts located in the State of Michigan and to service of process by registered mail, return receipt requested, or by any other manner provided by applicable law.

         16.5. Successors and Assigns. This Agreement shall be binding upon each party thereto and its successors and assigns. The rights and obligations of any party hereto under this Agreement may not be assigned by any party hereto without the prior written consent of each of the parties hereto. Without limiting the generality of the foregoing, upon consummation of the Merger, New PHCM shall succeed to the rights and obligations of PHCM hereunder. In addition, MPAN has informed Omega that it is considering a corporate restructuring which would, among other things, potentially involve transferring the capital stock of GranCare to another wholly owned subsidiary of MPAN (whether now existing or to be formed) and converting GranCare into a limited liability company, by merger. Omega hereby consents to such transactions; in the event GranCare becomes a limited liability company, GranCare shall cause such limited liability company to assume in writing GranCare's obligations under the Settlement Documents to which GranCare is a party and to execute and deliver to Omega such additional UCC financing statements, replacement stock certificates (evidencing its equity interest in PHCM or New PHCM, as applicable) and other documents or instruments and agreements as Omega reasonably requests for the purpose of maintaining the perfection of the pledge of such equity interests in PHCM or New PHCM.

         16.6. Entire Agreement. This Agreement, together with the exhibits and schedules hereto and such other documents as are referred to herein, constitute the entire agreement of the parties in respect of the subject matter described herein. This Agreement may not be changed or modified except by an agreement in writing signed by the parties hereto.

         16.7. Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and the Agreement shall thereupon be reformed and construed and enforced to the maximum extent permitted by applicable law.

         16.8. Attorneys' Fees. If any legal action is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable and documented attorneys' fees and other costs actually incurred in that action in addition to any other relief to which it or they may be entitled.

         16.9. Non-Disclosure. Until this Agreement is publicly announced by Omega (i) the Mariner Entities and Omega, and each of their officers, directors, employees, agents, consultants and advisors, shall keep confidential all terms hereof and information contained herein (except to the extent required either
(a) in connection with the satisfaction of the conditions contained herein (including, without limitation, providing such information to its creditors and their advisors), (b) by the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), or (c) reporting requirements, if any, of the New York Stock Exchange ("NYSE Requirements"), and (ii) no Mariner Entity nor any persons or entities affiliated with any of them or their officers, directors, employees, agents, consultants and advisors (within the meaning of Rule 405 under the Securities Act of 1933, as amended) shall trade in Omega's stock. In addition, Omega, on the one hand, and the Mariner Entities, on the other hand, shall obtain the approval of each other, which approval shall not be unreasonably withheld, prior to making any public announcements concerning this Agreement or the transactions contemplated hereby. Each Mariner Entity, however, acknowledges that Omega may disclose the existence of this Agreement and the transactions contemplated hereby in appropriate public filings under the Exchange Act, or pursuant to the NYSE Requirements.

         16.10. Required Disclosure. Notwithstanding Section 16.9 hereof, each party hereby may and shall give all required notices of the existence of this Agreement and the pending consummation of the transactions contemplated hereby to any and all appropriate Governmental Authorities.

         16.11. Costs and Expenses. Except as expressly provided to the contrary herein, each party to this agreement shall pay its own expenses incurred in connection with the negotiation and consummation of this Agreement and the related documents.

         16.12. Confidentiality. The parties agree not to disclose or permit their respective representatives, attorneys, auditors or agents to disclose, except as may be required by law or performance hereunder, any confidential, non-public information of the others which is obtained by any of them in connection with the transactions contemplated by this Agreement.

         16.13 Reservation of Rights. Each party hereto acknowledges that it and the other parties hereto have entered into this Agreement in order to settle and compromise certain potential claims between them and that the execution, delivery and performance of this Agreement by the parties hereto is not an admission of any party's obligations or liabilities whatsoever. This document is subject to the protections of Federal Rule of Evidence 408 and all similar provisions and supporting authorities.

         16.14 Third Party Beneficiaries. This Agreement and all other instruments executed and delivered in connection herewith are not intended to benefit any third parties, including, without limitation, any such parties that may have claims against any of the Mariner Entities or Omega.

         16.15 Certain Consents and Further Assurances. Omega hereby agrees to execute and deliver such additional documents, instruments and agreements as the Mariner Entities may reasonably request to provide further assurances of the consents granted by Omega herein, consistent with the provisions of this Agreement. In addition, in light of the fact that the Ciena Facilities have been sold, Omega further consents to the liquidation and dissolution of the Ciena Subsidiaries after the Closing and agrees to execute such releases of the Ciena Facilities (and only the Ciena Subsidiaries) from their obligations under the Settlement Documents in connection with such liquidation and dissolution as Mariner or PHCM may reasonably request, it being expressly understood and agreed, however, that any such releases shall in no way diminish or impair the obligations of the Mariner Entities other than the Ciena Subsidiaries under the Settlement Documents.

         16.16. Ratification. Each of the Mariner Entities hereby ratifies and approves the transactions described in the Settlement Documents and all lawful actions previously taken by officers and representatives of the Mariner entities in furtherance thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written and their respective seals to be hereunto affixed and attested by their respective duly authorized officers.

OMEGA:                        OMEGA HEALTHCARE INVESTORS, INC.


                              By:    /s/ F. SCOTT KELLMAN
                                     --------------------
                              Name:      F. Scott Kellman
                              Title: Chief Operating Officer


PHCM:                          PROFESSIONAL HEALTH CARE
                               MANAGEMENT, INC.

                               By:    /s/ BOYD P. GENTRY
                                      ------------------
                               Name:      Boyd P. Gentry
                               Title:     President



MICHIGAN SUBSIDIARIES:         CAMBRIDGE BEDFORD, INC., CAMBRIDGE EAST, INC.,
                               CAMBRIDGE NORTH, INC., CAMBRIDGE SOUTH, INC.,
                               CLINTONAIRE NURSING HOME, INC., CRESTMONT HEALTH
                               CENTER, INC., HERITAGE NURSING HOME, INC.,
                               NIGHTINGALE EAST NURSING CENTER, INC., MIDDLEBELT
                               - HOPE NURSING HOME, INC., MADONNA NURSING HOME,
                               INC., FRENCHTOWN NURSING HOME, INC., ST. ANTHONY
                               NURSING HOME, INC. and MIDDLEBELT NURSING HOME,
                               INC.

                              By:    /s/ BOYD P. GENTRY
                                      ------------------
                               Name:      Boyd P. Gentry
                               Title:     President


LC-PHCM:                        LIVING CENTERS - PHCM, INC.


                               By:    /s/ BOYD P. GENTRY
                                      ------------------
                               Name:      Boyd P. Gentry
                               Title:     President


GRANCARE:                       GRANCARE, INC.

                               By:    /s/ BOYD P. GENTRY
                                      ------------------
                               Name:      Boyd P. Gentry
                               Title:     President

MARINER:                        MARINER POST-ACUTE NETWORK, INC.



                               By:    /s/ BOYD P. GENTRY
                                      ------------------
                               Name:      Boyd P. Gentry
                               Title:     President

                                   SCHEDULE A

                               List of Facilities

I.       MICHIGAN FACILITIES


         Name of Facility                                     Subsidiary Lessee/Operator
         ----------------                                     --------------------------

         1.       Bedford Villa Healthcare Center             Cambridge Bedford, Inc.
                  Southfield, MI

         2.       Cambridge East Healthcare Center            Cambridge East, Inc.
                  Madison Heights, MI

         3.       Cambridge North Healthcare Center           Cambridge North, Inc.
                  Clawson, MI

         4.       Cambridge South Healthcare Center           Cambridge South, Inc.
                  Beverly Hills, MI

         5..      Clinton-Aire Healthcare Center              ClintonAire Nursing Home, Clinton Township, MI
                  Inc.

         6.       Crestmont Health Care Center                Crestmont Health Center, Inc.
                  Fenton, MI

         7.       Heritage Manor Nursing Center               Heritage Nursing Home, Inc.
                  Flint, MI

         8.       Nightingale Healthcare Center               Nightingale East Nursing Center, Inc.
                  Warren, MI

         9.       Hope Healthcare Center                      Middlebelt-Hope Nursing Westland, MI
                  Home, Inc.



II.      North Carolina Facilities

         Name of Facility                                     Subsidiary Lessee/Operator
         ----------------                                     --------------------------

         1.       Brian Center Health and Rehabilitation
                  Center - Statesville                                PHCM
                  Statesville, NC

         2.       Brian Center Health and Rehabilitation
                  Center - Goldsboro                                  PHCM
                  Goldsboro, NC

         3.       Brian Center Health and Rehabilitation
                  Center -Durham                                      PHCM
                  Durham, NC

III.     CIENA FACILITIES (all located in Michigan)

         Name of Facility                                     Subsidiary Lessee/Operator
         ----------------                                     --------------------------

         1.       Frenchtown Healthcare Center                Frenchtown Nursing Home, Monroe, MI
                  Inc.

         2.       St. Anthony Health Care Center              St. Anthony Nursing Home, Warren, MI
                  Inc.

         3.       Madonna Healthcare Center                   Madonna Nursing Home, Inc.
                  Detroit, MI

         4.       Middlebelt Healthcare Center                Middlebelt Nursing Home, Livonia, MI
                  Inc.



                                   SCHEDULE B

                                      Cases


         Name of Entity                                       Case No.
         --------------                                       --------

         Mariner                                              00-00113

         PHCM                                                 00-00198

         Cambridge Bedford, Inc.                              00-00134

         Cambridge East, Inc.                                 00-00135

         Cambridge North, Inc.                                00-00136

         Cambridge South, Inc.                                00-00137

         ClintonAire Nursing Home, Inc.                       00-00138

         Crestmont Health Center, Inc.                        00-00141

         Heritage Nursing Home, Inc.                          00-00172

         Nightingale East Nursing Center, Inc.                00-00196

         Middlebelt-Hope Nursing Home, Inc.                   00-00193

         Frenchtown Nursing Home, Inc.                        00-00148

         St. Anthony Nursing Home, Inc.                       00-00202

         Madonna Nursing Home, Inc.                           00-00190

         Middlebelt Nursing Home, Inc.                        00-00192

         LC-PHCM                                              00-00183